AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 2005.

================================================================================

                                                          FILE NUMBER 333-127077

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             CATCHER HOLDINGS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

       DELAWARE                       7373                        62-0201385
  (STATE OR OTHER          (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
  JURISDICTION OF           CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
  INCORPORATION OR
   ORGANIZATION)

                             CATCHER HOLDINGS, INC.
                             39526 CHARLESTOWN PIKE
                             HAMILTON, VA 20158-3322
                                 (540) 882-3087

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL PLACE OF BUSINESS)

                           ---------------------------

                               MR. CHARLES SANDER
                             CATCHER HOLDINGS, INC.
                             39526 CHARLESTOWN PIKE
                             HAMILTON, VA 20158-3322
                                 (540) 882-3087

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                           ---------------------------

                                   COPIES TO:


                             JEREMY D. GLASER, ESQ.
                              CLINT B. DAVIS, ESQ.
                             MORRISON & FOERSTER LLP
                        12531 HIGH BLUFF DRIVE, SUITE 100
                            SAN DIEGO, CA 92130-2040
                                 (858) 720-5100


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC. From time to time after this Registration Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: |_|


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                                      PROPOSED       PROPOSED
                                                                      MAXIMUM        MAXIMUM
                                                                      OFFERING      AGGREGATE
             TITLE OF EACH CLASS OF                AMOUNT TO BE       PRICE PER      OFFERING         AMOUNT OF
           SECURITIES TO BE REGISTERED             REGISTERED (1)     SHARE (2)      PRICE (2)    REGISTRATION FEE
           ---------------------------             --------------     ---------      ---------    ----------------
 Common Stock, par value $0.001 per share(3)        10,905,018          $4.50        $49,072,581    $5,775.85(5)
 Common Stock, par value $0.001 per share(4)         4,585,386          $4.50        $20,634,237    $2,428.65(5)



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION8(A) MAY DETERMINE.

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions as well as anti-dilution provisions applicable to shares underlying the warrants.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(3) Represents shares of the Registrant's common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or a prospectus supplement.

(4) Represents shares of the Registrant's common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in the prospectus or a prospectus supplement.


(5)      Paid previously.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted



                              SUBJECT TO COMPLETION
                             DATED NOVEMBER 23, 2005


PRELIMINARY PROSPECTUS


                                15,490,404 SHARES

                              CATCHER HOLDINGS INC.

                                  COMMON STOCK


         This prospectus relates to the resale of up to 12,013,044 shares of common stock and 3,477,360 shares of common stock underlying warrants of Catcher Holdings, Inc. by certain selling stockholders identified in this prospectus. All of the shares, when sold will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sales by the Selling Stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised.

         Our common stock is quoted on the Over-the Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol "CTHH." On November 18, 2005, the last sale price for our common stock on the OTC Bulletin Board was $4.19.

         No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholders will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commission. Selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            -------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________, 2005.

                                TABLE OF CONTENTS


ITEM DESCRIPTION                                                      PAGE NO.
------------------------------------------------------------------------------
PROSPECTUS SUMMARY...........................................................1

SUMMARY CONSOLIDATED FINANCIAL DATA..........................................3

THE OFFERING.................................................................4

RISK FACTORS.................................................................5

SPECIAL NOTE REGARDING FORWARD-LOOKING
  STATEMENTS................................................................14

USE OF PROCEEDS.............................................................15

MARKET FOR COMMON STOCK AND RELATED
  STOCKHOLDER MATTERS.......................................................15

DIVIDEND POLICY.............................................................15

DILUTION....................................................................15

CAPITALIZATION..............................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS AND PLAN OF OPERATIONS.........................................17

BUSINESS....................................................................24

LEGAL PROCEEDINGS...........................................................31

MANAGEMENT..................................................................32

PRINCIPAL AND MANAGEMENT STOCKHOLDERS.......................................43

CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS..............................................................45

SELLING STOCKHOLDERS........................................................49

DESCRIPTION OF CAPITAL STOCK OF THE COMPANY.................................61

SHARES OF THE COMPANY ELIGIBLE FOR FUTURE
  SALE......................................................................64

LEGAL MATTERS...............................................................67

EXPERTS.....................................................................67

ADDITIONAL INFORMATION......................................................67

INFORMATION NOT REQUIRED IN PROSPECTUS.......................................i

INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................i

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION..................................i

RECENT SALES OF UNREGISTERED SECURITIES......................................i

EXHIBITS.....................................................................v

UNDERTAKINGS..............................................................viii


                                      (ii)

         Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.
         You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are pemitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

                                     (iii)

                               PROSPECTUS SUMMARY


         This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. You should read this entire prospectus carefully, especially the discussion of "Risk Factors" and our consolidated financial statements and related notes, before deciding to invest in shares of our common stock. Unless context indicates otherwise, the terms "the Company", "we", "us", or "our" in this prospectus refer to Catcher Holdings, Inc. and our wholly-owned subsidiary, Catcher, Inc., a Delaware corporation. When we refer to Catcher, Inc. separately, we use the term "Catcher."

GENERAL

         We are a development stage company focusing on the development of specialized wireless communications devices for the emergency and military marketplace. Our initial project, the CATCHER(TM) device, which is in the final stages of development, is a ruggedized portable computer that incorporates voice, video, data and biometric information and has wireless and wired communications capabiity. Utilizing proprietary software, the CATCHER(TM) device offers security and operations personnel critical real-time wireless data and communications through an integrated platform in one small, self-contained unit. We believe that our CATCHER(TM) device provides "feet on the street" security and operations professionals with access to all information pertinent to the security and operations environment within and around a facility. In addition, we believe that our CATCHER(TM) device will permit "first responders" (those charged with being first to an emergency situation) unparalleled access to needed information while communicating with command and control personnel. Our CATCHER(TM) device is still in the development stages and not ready for commercial sale and there can be no assurance that it will ever be successfully developed for commercial sale or that it will perform as expected.

STRATEGY

         We have focused our initial development efforts on the research and development of the CATCHER(TM) device and have completed the development of the "alpha" prototype. We intend to commence "low rate" production in the fourth quarter of 2005 and then commence manufacture of production units and initial sales efforts in the first quarter of 2006.

         The initial market for the CATCHER(TM) device exists under what we term the "security market". This is the broad market where those responsible for protecting people, places or things have a need to access critical security and operations information. We believe that the security market potential for the CATCHER(TM) device is significant, encompassing both the public/governmental and private sectors.


HISTORY OF THE COMPANY


         We were originally incorporated in the state of Delaware on August 25, 1998 under the name U.S. Telesis, Inc. On May 20, 1999, were merged with and into Woodland Communications Group, Inc. and on June 3, 1999, we changed our name to U.S. Telesis Holdings, Inc. On March 1, 2001, the State of Delaware revoked our charter for failure to pay franchise taxes. On May 29, 2003, we filed a Form 10-SB under the Securities Exchange Act of 1934, as amended, to become a reporting company and subsequently amended the Form 10-SB in July 2003. On March 31, 2005 the state of Delaware reinstated our charter upon payment of the overdue franchise taxes, including interest and penalties. On May 4, 2005, we acquired Catcher, Inc., a Delaware corporation ("Catcher"), pursuant to three simultaneous stock purchase agreements with the holders of the issued and outstanding stock of Catcher (the "Acquisition"), as a result of which Catcher, a development stage operating company, become our wholly-owned subsidiary and our sole operating company. For financial reporting purposes, we have treated the Acquisition as a reverse merger. As a result of the foregoing as well as the fact that the Acquisition is treated as a reverse merger of Catcher, the historical financial statements of Catcher became our historical financial statements after the Acquisition. On May 4, 2005, Catcher entered into an agreement with LCM Technologies, Inc., development stage operating company developing the

CATCHER(TM) device, a Delaware corporation ("LCM"), whereby Catcher purchased substantially all of the assets and liabilities of LCM. The transaction was accounted for as a reverse merger. Accordingly, the historical financial statements of LCM Holdings will be Catcher's financial statement for reporting purposes. Since the Acquisition of Catcher Inc., we have accomplished the following:


         o Restructured our board of directors and established committees of the board, including a compensation committee, audit committee, and nominating and corporate governance committee;

         o        Completed the prototype development of the CATCHER(TM) device;

         o Obtained FCC certification (type 15 class B) for sale within the United States;


         o Obtained certification to post the "CE" mark required of all electrical and mechanically operated equipment of non-European Community origin to be legally operated and sold within the European Union;


         o        Demonstrated the prototype publicly;

         o Entered into a VAR agreement with an initial distribution partner;

         o        Secured a contract manufacturer for production of the device;
                  and

         o Commenced the steps required to begin initial low rate production.

ADDRESS, PHONE NUMBER AND WEBSITE

         Our principal executive offices are located at 39526 Charlestown Pike, Hamilton, VA 20158-3322 and our telephone number is (540) 882-3087. We maintain a website at www.catcherinc.com which contains a description of our technology, but such website is not part of this prospectus. Please note that you should not view such website as part of this prospectus and should not rely on such website in making a decision to invest in our common stock.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         On May 4, 2005, we acquired Catcher, Inc., a Delaware corporation ("Catcher"), pursuant to a stock purchase agreement with the original the holders of common stock of Catcher (the "Founders"), a stock purchase agreement with the other holders of common stock of Catcher, and a stock purchase agreement with holders of Series A Preferred Stock of Catcher (collectively, the "Acquisition"). The transaction was accounted for as a reverse merger. Accordingly, the historical financial statements of Catcher will be our financial statements for reporting purposes.

         On May 4, 2005, Catcher entered into an agreement with LCM Technologies, Inc., a Delaware corporation ("LCM"), whereby Catcher purchased substantially all of the assets and liabilities of LCM (such assets and liabilities as acquired by Catcher herein referred to as LCM Holdings). LCM Holdings, founded on March 31, 2004, was in the development stage and was devoting substantially all of its efforts toward technology research and development. The transaction was accounted for as a reverse merger. Accordingly, the historical financial statements of LCM Holdings will be Catcher's financial statement for reporting purposes.

         The following condensed statement of operations data for the period from March 31, 2004 (inception) to December 31, 2004 and the selected balance sheet data at December 31, 2004 are derived from Catchers' financial statements and the related notes, audited by Vitale, Caturano & Company, Ltd., Certified Public Accountants, 80 City Square, Boston, MA 02129, Catchers' independent registered public accounting firm. The financial statements and the related notes as of December 31, 2004 for the period from March 31, 2004 to December 31, 2004 and the nine months ended September 30, 2005 are included elsewhere herein. The selected unaudited statement of operations data for the nine months ended September 30, 2005, and the unaudited consolidated selected balance sheet data at September 30, 2005, are derived from Catchers' unaudited financial statements, which have been prepared on a basis consistent with Catchers' audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Catchers' financial position and results of operations. The results of operations for any interim period are not necessarily indicative of results to be expected for the entire year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

                                                         NINE MONTHS ENDED             PERIOD FROM INCEPTION TO
                                                             SEPTEMBER                    SEPTEMBER 30, 2005
                                                             ---------                    ------------------
                                                    2005              2004
                                                    ----              ----
Net revenue                                          $ --             $ --                        $ --
Total operating expenses                           8,429,462         400,805                    9,177,829
     NET LOSS                                     (8,414,758)       (400,805)                  (9,163,125)
LOSS  PER SHARE:

Basic and diluted                                    $(1.47)       $(400,805)                       (3.19)
                                                     ======        =========                        =====

                                                        SEPTEMBER 30, 2005                DECEMBER 31, 2004
                                                            (UNAUDITED)                   -----------------
                                                            -----------
BALANCE SHEET DATA:

Cash and cash equivalents................                           $1,242,569                       $364

Total assets.............................                            1,250,651                        364
Total liabilities........................                              568,808                    748,730
Stockholders' equity (deficit)...........                              681,843                  (748,366)
Total liabilities and Stockholders' deficit                         $1,250,651                       $364

                                  THE OFFERING

Common stock offered by selling stockholders.......................15,490,404(1)
Common stock outstanding immediately prior to the offering.........17,085,776(2)
Use of proceeds....................................................We will not receive any proceeds from the sale of the common stock, but
                                                                   we will receive funds from the
                                                                   exercise of warrants by selling
                                                                   stockholders.
"OTC Bulletin Board Quote".........................................CTHH

-------------------------


(1) Represents 12,013,044 shares of common stock that were issued to selling stockholders and 3,477,360 shares of common stock underlying warrants that were issued to selling stockholders.

(2) Includes 13,608,416 shares of common stock issued and outstanding and 3,477,360 shares of common stock underlying warrants that were issued to selling stockholders. Excludes 918,000 options to purchase shares of common stock granted to our chief financial officer, Jeff Gilford, on July 24, 2005.


                             ADDITIONAL INFORMATION


         Unless the context otherwise requires, "common stock" refers to the common stock, par value $0.001 per share, of Catcher Holdings, Inc.

                                  RISK FACTORS


AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS QUARTERLY REPORT AND OUR OTHER SEC FILINGS BEFORE YOU DECIDE WHETHER TO BUY OUR COMMON STOCK. WE HAVE INCLUDED IN THIS SECTION A DISCUSSION OF ALL RISKS THAT WE CONSIDER MATERIAL TO COMPANY. HOWEVER, ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR OPERATIONS. THE OCCURRENCE OF ANY OF THESE RISKS COULD HARM OUR BUSINESS. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.


RISKS SPECIFIC TO US


CATCHER IS NEWLY FORMED AND HAS NO OPERATING HISTORY. THEREFORE, THERE IS NO HISTORICAL OR CURRENT OPERATING INFORMATION UPON WHICH AN INVESTOR CAN BASE ITS INVESTMENT DECISION.

         Catcher has no operating history on which to base an evaluation of its business and prospects. To date, Catcher has engaged primarily in finalizing its business plan, securing rights to essential technology, research and development, and making arrangements necessary to begin operations. Catcher has not yet initiated discussions with prospective customers or strategic business partners, other than preliminary discussions with potential value-added resellers ("VARs") and third-party manufacturers. Our prospects must be considered in light of the risks frequently encountered by a start-up technology company formed to engage in a relatively new, potentially highly competitive industry.


         Moreover, as a start-up business, Catcher has no prior experience in implementing and managing its planned business in an operational setting. Accordingly, there can be no assurance that Catcher will be able to successfully implement its business plans.


         We cannot provide any assurance that we will be successful in addressing the risks which we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

WE MAY NEVER GENERATE REVENUES OR ACHIEVE PROFITABILITY, WHICH FAILURE WOULD ADVERSELY IMPACT THE PRICE OF OUR COMMON STOCK.

         While we believe that our CATCHER(TM) device is a highly distinctive concept, its distinctiveness adds to the speculative nature of our business because we are not aware of any comparable products that we can look to in order to access the marketability and demand for our product. We can provide no assurance that we will ever achieve any revenues or profitable operations from our planned operations.

IF WE ARE UNABLE TO OBTAIN AND MAINTAIN PATENT AND OTHER INTELLECTUAL PROPERTY OWNERSHIP RIGHTS RELATING TO THE CATCHER(TM) DEVICE, THEN WE MAY NOT BE ABLE TO SELL THE CATCHER(TM) DEVICE, WHICH WOULD HAVE A MATERIAL ADVERSE IMPACT ON OUR RESULTS OF OPERATIONS AND THE PRICE OF OUR COMMON STOCK.

         Catcher owns all of the right, title and interest in and to the patent application on the CATCHER(TM) device, Patent Application No. 10/885,515 (Portable Handheld Security Device) (the "Patent"). If the Patent issues it will be presumed valid, but there is no assurance that it will not be successfully challenged or circumvented by competitors or others. Catcher has no assurance that the United States Patent and Trademark Office will issue the Patent or that the scope of any claims granted in an issued Patent will provide broad protection or a competitive advantage to Catcher. If the Patent fails to issue in sufficient scope or at all, or if the Patent issues but Catcher fails to maintain and enforce its rights in the issued patent, or if Catcher fails to maintain and protect its rights in its other intellectual property, including its know-how, trade secrets and trademarks, such failures, individually and in the aggregate, could have a material adverse effect upon our business prospects, financial condition and results of operations. In addition, we have and we intend from time-to-time, to file additional patent applications directed to enhancements to the CATCHER(TM) technology. Such applications may include new applications, continuations and continuations in part of existing applications, and foreign applications corresponding to any or all of these. If such patents issue, they will be presumed valid, but there is no assurance that they will not be successfully challenged or circumvented by competitors or others.

         Moreover, although it is not aware of any existing impediments, Catcher has no assurance that it will be able to operate without infringing upon the proprietary rights of third parties.

         Catcher may have to alter its products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights or other intellectual property rights of third parties resulting in a material adverse effect upon our financial condition, results of operations and future prospects.

         In particular, we have become aware of a continuing patent application published on March 17, 2005 in the name of Tony Vera of ScanZ Communications, Inc. (the "Verna Application") that includes various prospective claims. If the Verna Application issues as a patent, the claims may cover one or more aspects of the CATCHER(TM) device. We cannot predict whether the Verna Application will ever issue as a patent, and if so, the scope and content of any such patent.

         Catcher also relies upon trade secrets and other unpatented proprietary technology. No assurance can be given that Catcher can meaningfully protect its rights with regard to such unpatented proprietary technology or that competitors will not duplicate or independently develop substantially equivalent technology.

WE MAY BE SUBJECT TO POTENTIAL LITIGATION RELATING TO OWNERSHIP OF THE PATENT, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND THE PRICE OF OUR COMMON STOCK.

         Messrs. Ira Tabankin and Charles Sander were former employees of Scanz Communications, Inc. ("Scanz"), and Mr. Tabankin also served as a consultant to Scanz, during which time Scanz had under development a handheld portable device that might be used for security purposes as well as in a sports-event setting, which was Scanz' principal business focus and the principal focus of its product development. The Scanz employment agreements with Messrs. Tabankin and Sander provided that Scanz would own intellectual property conceived or first reduced to practice during employment. The consultancy agreement between Mr. Tabankin and Scanz provided that intellectual property rights that may be claimed by Scanz in connection with a development by Mr. Tabankin during or before the consultancy would be the property of Scanz. Scanz or its licensees may claim that the CATCHER(TM) device was conceived or first reduced to practice during the employment of Messrs. Tabankin and/or Sander or that the intellectual property comprising the CATCHER(TM) device could be claimed by Scanz. If Scanz or its licensee made any such claims, we believe that, as Catcher was the assignee of the intellectual property rights in the CATCHER(TM) device, it would have strong defenses to any such claims for numerous reasons, including that the intellectual property constituting the CATCHER(TM) device is distinguishable from the developments made during the aforesaid employments and consultancy. However, if Scanz or its licensee were to prevail in such a claim, such event could have a material adverse effect upon our financial condition, results of operations and future prospects. Furthermore, even if we were to prevail, litigation could result in substantial costs and divert management's attention and resources from our business.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPLETE THE DEVELOPMENT OF THE CATCHER(TM) DEVICE, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND THE PRICE OF OUR COMMON STOCK.

         Our business plan is based on the successful completion of the development of the CATCHER(TM) device and the eventual sale of such device. If we are unable to successfully complete the development of the CATCHER(TM) device we will have to abandon our business plan which would have a material adverse affect on our financial condition, results of operations, future prospects and the price of our common stock.

CATCHER MAY BE UNABLE TO ADAPT TECHNOLOGY TRENDS OR EVOLVING INDUSTRY STANDARDS WHICH WOULD IMPEDE CATCHER'S ABILITY TO SUCCESSFULLY DEVELOP AND SELL NEW PRODUCTS.

         The CATCHER(TM) device is essentially a composite of many different technologies from various industries, including the consumer electronics and communications industries. Catcher will need to adapt to competitively significant changes in component technology in these industries as well as to advanced technology used by its competitors. New products based on new technologies or new industry standards expose Catcher to risks of technical or product obsolescence. Catcher may not be successful in using new technologies effectively, developing new product iterations or enhancing existing products in a timely manner. If Catcher is unable to adapt to technology trends and evolving industry standards, our financial condition, results of operations and future prospects will be materially adversely affected.

         Our future is entirely dependent on Catcher's successful development of its technology, products and services. The CATCHER(TM) device is still in the development stage. There is no assurance that when we complete development of the CATCHER(TM) device it will perform as expected or that it will be accepted in our target market.

WE PLAN TO RELY ON THIRD PARTY MANUFACTURERS, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MANUFACTURE AND SELL OUR PRODUCTS.

         We do not intend to create facilities to manufacture the CATCHER(TM) device and therefore we will be dependent upon third parties to do so. Our reliance on third parties for the manufacture of our products creates a dependency that could negatively impact our sales and marketing efforts if the sources of such supply prove to be unreliable or unavailable. If the contracted manufacturing source is unreliable or unavailable, we may not be able to replace such manufacturer and could not go forward and our entire business plan could fail. In addition, agreements with such third parties may not be at the most cost effective terms and therefore we may incur high costs.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, CONSULTANTS AND INDUSTRY PARTNERS, WE MAY BE UNABLE TO ACHIEVE OUR GOALS AND OUR BUSINESS COULD BE ADVERSELY IMPACTED.

         Our success is heavily dependent on the continued active participation of our current executive officers, consultants and strategic partners. The loss of the services of one or more of these managers, consultants or strategic partners could have a material adverse effect upon our business, financial condition and results of operations. Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies with products in the security market, and those that are potential entrants to the security market, is intense, and the loss of any such persons, or an inability to attract, retain and motivate additional highly skilled employees, technical and managerial personnel and consultants and advisors required for the development and expansion of our activities, could have a materially adverse effect on our financial condition, results of operations and future prospects.

         Catcher has entered into agreements with its executive officers containing non-disclosure and non-competition provisions. The non-competition agreements are limited in duration and are not effective under certain circumstances, such as the improper termination of the executive or the termination by the executive for good cause. Regardless of the non-competition agreements executed with executives, there can be no assurance that executives will remain associated with us or that they will not compete, directly or indirectly, with it. Moreover, the enforceability and scope of non-competition agreements are often litigated and there is no assurance that such provisions will be enforceable as written.

OUR MANAGEMENT TEAM HAS LIMITED EXPERIENCE IN OPERATING A BUSINESS AND THERE IS NO ASSURANCE THAT THEY WILL BE ABLE TO SUCCESSFULLY OPERATE A BUSINESS.

         None of our or Catcher's current management team has had substantial operational experience running a business such as contemplated by our plans and there is no assurance that they will be able to do so.

WE ARE CONTROLLED BY OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS, WHICH COULD DELAY, DEFER OR PREVENT US FROM TAKING AN ACTION WHICH OUR STOCKHOLDERS MAY OTHERWISE VIEW FAVORABLY AND WHICH MAY DECREASE THE PRICE OF OUR COMMON STOCK.

         Our directors and executive officers and their affiliates beneficially own approximately 36% of the outstanding shares of our capital stock. In the normal course, our executive officers and directors and their affiliates, viewed as a group, would likely have the ability to substantially influence all matters submitted to stockholders for approval, including: (1) election of our board of directors; (2) removal of any director; and (3) amendment of our certificate of incorporation or bylaws. Furthermore, until June 2009, our Chairman and Chief Technology Officer, Ira Tabankin, will hold one share of our Series A Preferred Stock giving him the right to appoint one member of our board of directors. Mr. Tabankin may appoint himself or another person. Moreover, together, the management stockholders will have substantial influence over our management and affairs. Our other stockholders will likely have no practical ability to remove our management or affect our operations or business.

WE DID NOT REPORT IN ANY REQUIRED FILING WITH THE SEC THAT OUR CHARTER WAS REVOKED BY THE STATE OF DELAWARE FOR FAILING TO FILE ANNUAL REPORTS AND PAY ANNUAL STATE FRANCHISE TAXES AND WE MAY FACE PENALTIES OR BE SUBJECT TO AN ENFORCEMENT ACTION BY THE SEC WHICH COULD HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         On March 1, 2001, the State of Delaware revoked our charter for failure to file our annual report with the State of Delaware for the years 1999 and 2000 and failure to pay our franchise tax for those years. On May 29, 2003, we filed a Form 10-SB with the SEC to become a reporting company. We amended the Form 10-SB in July 2003. Our charter in the State of Delaware was revived on March 31, 2005 after payment of franchise taxes due with penalties and interest in an amount equal to $592.40. During the period since becoming a reporting company until we filed our amended 8-K on July 15, 2005 (the "Omission Period"), we had not reported the fact of such revocation on any report or Form that we have filed or are required to be filed with the SEC, including quarterly and annual reports (including the annual report that was filed by us on March 31, 2005) and the Form S-8 filed by us in connection with our registration of certain of our shares on May 6, 2004. We may be subject to potential liability to stockholders who purchased securities from us during the Omission Period. The omission may also subject us to possible liability for violation of the regulations of the SEC under the Securities Act and the Securities Exchange Act. While we have obtained written waivers of liability from our stockholders who purchased our securities during the Omission Period, we offer no opinion on the effect of such waivers or whether or not the SEC would exercise its enforcement discretion and if it did, what action, if any, it would take.

WE MAY BE SUBJECT TO LIABILITY FOR FAILURE TO COMPLY WITH RULE 419 UNDER THE SECURITIES ACT.

         The SEC may bring an enforcement action or commence litigation against us for failure to comply with Rule 419 under the Securities Act. Rule 419 requires a blank check company to comply with certain escrow, disclosure, notice and other requirements when registering securities under the Securities Act. Prior to the Acquisition of Catcher Inc., we filed three registration statements on Form S-8 that did not comply with the requirements under Rule 419. These registration statements and the related offerings may have been subject to Rule
419. Accordingly, we may be required to pay fines or subject to other other penalties for failure to comply with Rule 419. In addition, although it is not clear that there is a private right of action under Rule 419, purchasers in the offerings registered under the three registration statements may sue us for failure to comply with Rule 419. Any litigation could be costly to defend and ultimately we may be required to make damages payments or settlement payments that could have a material adverse effect on our business prospects, financial condition, results from operations and the price of our common stock.

WE WILL INCUR LOSSES ONCE WE BEGIN OPERATIONS WHICH WILL CONTINUE FOR THE FORESEEABLE FUTURE. WE WILL REQUIRE ADDITIONAL CAPITAL FINANCING IN CONNECTION WITH OUR PLANNED EXPANSION OF OPERATIONS AND MAY HAVE DIFFICULTY OBTAINING SUCH ADDITIONAL CAPITAL ON ACCEPTABLE TERMS OR AT ALL. IF ADEQUATE FUNDS ARE NOT AVAILABLE, WE MAY BE REQUIRED TO CURTAIL OUR OPERATIONS, OR OBTAIN FUNDS ON UNFAVORABLE TERMS.

         Our available resources will not be sufficient, without additional financing, to achieve commercial operation. We expect to incur operating losses until we have completed development and testing of our products, negotiated a number of customer contracts on favorable terms and successfully served such customer accounts. If revenues from operations are insufficient to support our planned expanded operations, we will need access to debt and/or equity capital. If public or private financing is not available when needed or is not available on terms acceptable to us, our growth and revenue-generating plans may be materially impaired. Such results could have a material adverse effect on our financial condition, results of operations and future prospects.

         As described above under "Liquidity and Capital Resources," we have issued and outstanding warrants to purchase the common stock. Under certain circumstances certain of those warrants are callable by us. There can be no assurance that our right to call the warrants will be triggered or that the holders of such warrants will exercise the warrants.


RISKS RELATED TO OUR INDUSTRY.


THE RUGGEDIZED PORTABLE COMPUTER MARKET IS HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY.

         The ruggedized portable computer market is diverse and highly competitive and is characterized by relatively low entry barriers. Moreover, it is subject to constant technological change and intense marketing by providers who may be capable in a short period of time to introduce similar products to the CATCHER(TM) device. We expect that new competitors are likely to enter this market, and potentially using the same market entry strategy employed by us. The potential competitors may be significantly larger and have substantially greater market presence as well as have greater financial, technical, operational, sales, marketing and other resources and experience, including more established relationships with vendors, distributors and partners, than we have. In the event that such a competitor expends significant sales and marketing resources in one or several of the security market segments where we compete, we may not be able to continue to compete successfully in such markets. We believe that there will be significant competition in the market for products having similar functionality to the CATCHER(TM) device. Such competition will exert downward pressure on prices. In addition, thE pace of technological change could make it impossible for us to keep pace with such competitors in such an environment. If our competitors were to provide better product at better prices, our financial condition, results of operations and future prospects will be materially adversely affected.

COMPETITION FROM COMPANIES WITH GREATER RESOURCES THAN US COULD ADVERSELY AFFECT OUR BUSINESS AND THE PRICE OF OUR COMMON STOCK.

         Many of the aspects of our business are currently and potentially highly competitive. We will compete with numerous other companies in different segments of the security market with the financial and technological ability to compete with us. Moreover, it is possible that the Patent, if it issues, will not provide Catcher with adequate protection from companies capable of circumventing it. In addition, the

Patent is not based on technological innovation in any particular function of the CATCHER(TM) device, but rather on its total functional concept. This concept could be copied or improved upon by competitors over a period of time that may be short. Many of these potential competitors have substantially greater capital and other resources than we do and many are better situated to attract experienced technical and other personnel. Our current competitive edge in large part depends upon the extensive knowledge of Catcher's management team in creating and thus far developing the CATCHER(TM) device and in its relationships with the Catcher's strategic partners and potential customer base. While we believe that this is a significant competitive advantage, it is not one that depends upon any resource that is unique to us. If we were to lose this competitive advantage, such loss would have a material adverse effect on our business prospects, financial condition and results from operations.

RISKS RELATED TO THE SECURITIES MARKETS AND INVESTMENTS IN OUR COMMON STOCK

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH MAY LIMIT OUR ABILITY TO RAISE CAPITAL IN THE FUTURE OR CAUSE INVESTMENT LOSSES FOR OUR STOCKHOLDERS.

         The trading price of our common stock may fluctuate substantially for many reasons, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. Those factors that could cause fluctuations include, but are not limited to, the following:


         o price and volume fluctuations in the overall stock market from time to time;

         o fluctuations in stock market prices and trading volumes of similar companies;

         o actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

         o   general economic conditions and trends;

         o   major catastrophic events;

         o   sales of large blocks of our stock;

         o   departures of key personnel;

         o   events affecting any strategic partners or collaborators;

         o announcements of new products or technologies, commercial relationships or other events by us or our competitors;

         o   regulatory developments in the United States and other countries;

         o failure of our common stock to be quoted on the OTC Bulletin Board or listed on the Nasdaq Small Cap Market, American Stock Exchange, or other national securities market or exchange;


         o   changes in accounting principles; and

         o discussion of us or our stock price by the financial and scientific press and in online investor communities.


         In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES TO THIRD PARTIES.

         Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1, promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Section

15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a "penny stock" for the investor's account. We urge potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be "penny stock."


Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any "penny stock" to that investor. This procedure requires the broker-dealer to:

         o obtain from the investor information about his or her financial situation, investment experience and investment objectives;

         o reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of "penny stock" transactions;

         o provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

         o receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.


         Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties. Accordingly, our common stock should only be purchased by investors who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding the common stock for an indefinite period of time.

WE MAY INCUR INCREASED COSTS AS A RESULT OF RECENTLY ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS RELATING TO CORPORATE GOVERNANCE MATTERS WHICH MAY CAUSE US TO REALLOCATE OUR RESOURCES, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed by the SEC and by the Nasdaq Stock Market, will result in increased costs to us as we evaluate the implications of these laws and regulations and respond to their requirements. These laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We are presently evaluating and monitoring developments with respect to these laws and regulations and cannot predict or estimate the amount or timing of additional costs we may incur to respond to their requirements.

A LIMITED PUBLIC TRADING MARKET MAY CAUSE VOLATILITY IN THE PRICE OF OUR COMMON STOCK.

         Our common stock is currently quoted on the OTC Bulletin Board. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experience extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.

WE MAY NOT BE ABLE TO ACHIEVE SECONDARY TRADING OF OUR STOCK IN CERTAIN STATES BECAUSE OUR COMMON STOCK IS NOT NATIONALLY TRADED, WHICH COULD SUBJECT OUR STOCKHOLDERS TO SIGNIFICANT RESTRICTIONS AND COSTS.

         Because our common stock is not approved for trading on the Nasdaq National Market or listed for trading on a national securities exchange, our common stock is subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. This regulation covers any primary offering we might attempt and all secondary trading by our stockholders. While we may register our common stock or qualify for exemptions for our common stock in one of more states, if we fail to do so the investors in those states where we have not taken such steps may not be allowed to purchase our stock or those who presently hold our stock may not be able to resell their shares without substantial effort and expense. These restrictions and potential costs could be significant burdens on our stockholders.

WE ARE ABLE TO ISSUE SHARES OF PREFERRED STOCK WITH RIGHTS SUPERIOR TO THOSE OF HOLDERS OF OUR COMMON STOCK WHICH MAY ADVERSELY AFFECT OUR COMMON STOCK.

         Our Certificate of Incorporation provides for the authorization of 999,999 shares of "blank check" preferred stock. Pursuant to our Certificate of Incorporation, our board of directors is authorized to issue such "blank check" preferred stock with rights that are superior to the rights of holders of our common stock. The issuance of such preferred stock may adversely impact the rights of holders of our common stock.

IF WE ISSUE ADDITIONAL SHARES OF STOCK, SUCH ISSUANCES CAN DILUTE THE TANGIBLE NET BOOK VALUE OF SHARES OF OUR OUTSTANDING STOCK.

         We may issue shares of stock at a purchase price that is substantially lower than the market price of shares of our common stock, without stockholder approval. If we issue such shares of stock, then the tangible net book value of shares of our outstanding stock will be diluted.

ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK AND DILUTE THE INTERESTS OF OUR STOCKHOLDERS.

         We are authorized to issue 50,000,000 shares of our common stock. As of September 30, 2005, we had 12,500,369 shares of our common stock issued and outstanding, excluding shares issuable upon exercise of our outstanding warrants and options. To the extent the shares of common stock are issued or options and warrants are exercised, holders of our common stock will experience dilution. In addition, in the event of any future financing of equity securities or securities convertible into or exchangeable for, common stock, holders of our common stock may experience dilution. Additionally, sales of substantial amounts of the common stock in the public market by these holders or perceptions that such sales may take place may lower the common stock market price.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company who has satisfied a two-year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

         An aggregate of 15,490,404 shares of common stock are being registered with the SEC pursuant to a registration statement that we originally filed with the SEC on August 1, 2005. A portion of these shares may otherwise be eligible for future sale under Rule 144 after passage of the minimum one year holding period. The registration and subsequent sales of such shares of common stock will likely have an adverse effect on the market price of our common stock when it commences to trade.


IT IS UNCERTAIN WHETHER WE WILL EVER PAY DIVIDENDS OR EVER PROVIDE AN OPPORTUNITY FOR ANY RETURN ON INVESTMENT. OUR SECURITIES SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.


         It is uncertain whether we will ever pay dividends on our common stock. Moreover, under Delaware General Corporation Law, dividends can only be paid from surplus or, if no surplus, out of net profits for the then current or next preceding fiscal year and there is no assurance that any such surplus or profit will be generated. Our securities should not be purchased by persons who cannot afford the loss of their entire investment.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         This prospectus contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These statements include, but are not limited to:

         o statements as to the anticipated timing of our product development, sales of our new product and other business developments;

         o        statements as to the development of other new products;

         o expectations as to the adequacy of our cash balances to support our operations for specified periods of time and as to the nature and level of cash expenditures; and

         o expectations as to the market opportunities for our products, as well as our ability to take advantage of those opportunities.

         These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations", and "Business," as well as in this prospectus generally. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.


         In addition, statements that use the terms "can," "continue," "could," "may," "potential," "predicts," "should," "will," "believe," "expect," "plan," "intend," "estimate," "anticipate," "scheduled" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause our actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to control or predict. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. The risks and uncertainties include, without limitation, those described under "Risk Factors" and those detailed from time to time in our filings with the SEC, and include, among others, the following:


         o Our limited operating history and ability to continue as a going concern;

         o Our ability to successfully develop and commercialize products;

         o        The degree and nature of our competition;

         o        Our ability to employ and retain qualified employees; and

         o The other factors referenced in this prospectus, including, without limitation, under the section entitled "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations", and Business".

         These risks are not exhaustive. Other sections of this prospectus may include additonal factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeeds from the sale of the shares of common stock by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders. These proceeds, if any, will be used for general corporate and working capital.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


         Our shares have traded on the OTC Bulletin Board under the symbol "CTHH" since June 24, 2005. Commencing on October 5, 1998, our shares began trading on the OTC Bulletin Board under the symbol "WLCGD," which was changed to "FHON" on June 7, 1999. We were delisted from the OTC Bulletin Board on or around May 24, 2000 for failing to remain current with our periodic reporting obligations. We began trading again on the OTC Bulletin Board on May 24, 2004 under the symbol "FHON." The following table sets forth, for the periods indicated, the high and low sales prices for the common stock since the fourth quarter 2003:

                           2005                2004                2003
                           ----                ----                ----
 PERIOD                HIGH        LOW     HIGH        LOW     HIGH      Low
 ------                ----        ---     ----        ---     ----
 First Quarter       $0.936     $0.756    $0.72    $0.8177      $--         $--
 Second Quarter      6.120*     4.229*    0.504      0.456       --          --
 Third Quarter       5.250*     3.250*    0.288      0.288       --          --
 Fourth Quarter          --         --     0.72      .5076     1.26      0.8177


* Following our 1 for 7.2 reverse stock split effective as of June 23, 2005.

                              --------------------


         The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from Bloomberg L.P.

         We estimate that as of October 31, 2005, there were approximately 173 holders of record of our common stock.

                                 DIVIDEND POLICY

         We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers significant.

                                    DILUTION


         We are only registering shares of common stock already outstanding and held by selling stockholders under this prospectus. As such, purchasers of shares of common stock sold under this prospectus will not experience any immediate dilution as a result of or upon such purchase.

                                 CAPITALIZATION


         The following table sets forth our capitalization on an actual basis as of September 30, 2005. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                       Actual
                                                                     (Unaudited)
                                                                     -----------

Long-term debt * ............................................                --

Stockholders' equity (deficit):
  Capital  stock ............................................            12,500
  Additional paid-in capital ................................         9,832,468

  Retained earnings (deficit) ...............................        (9,163,125)
Total stockholders equity ...................................           681,843

                                                                     ----------

TOTAL CAPITALIZATION ........................................           681,843


* Not including short term payables

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
           CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS


         THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS AND OTHER PORTIONS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING INFORMATION. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, AVAILABILITY AND COST OF FINANCIAL RESOURCES, PRODUCT DEMAND, MARKET ACCEPTANCE AND OTHER FACTORS DISCUSSED IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS". THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

OUR ACQUISITION OF CATCHER, INC.

         We were incorporated under the laws of the state of Delaware on August 25, 1998. On May 20, 1999, we merged with Woodland Communications Group, Inc. On June 3, 1999, Woodland Communications Group, Inc. changed its name to U.S. Telesis Holdings, Inc. ("UST"). On May 4, 2005, we acquired all of the outstanding capital stock of Catcher, Inc., a development stage operating company ("Catcher"), and Catcher became our wholly-owned subsidiary. On June 23, 2005, we changed our name to Catcher Holdings, Inc. Our principal business became the ownership of Catcher, which acts as our operating subsidiary.

         Catcher is a development stage company originally formed during April 2005, principally to operate the business of developing, manufacturing and distributing the CATCHER(TM) device, a portable, ruggedized, wireless handheld computing and communications device. Pursuant to an asset purchase agreement, dated April 21, 2005, between Catcher and LCM Technologies, Inc., a development stage operating company that was developing the CATCHER(TM) device ("LCM"), Catcher acquired certain assets relating to the CATCHER(TM) device and the business of LCM, in exchange for the assumption of $836,000 in accounts payable and notes payable of LCM and its founder and sole stockholder, Ira Tabankin. Pursuant to the agreement, Catcher assumed contracts of LCM, all intellectual property owned by LCM and all information, files correspondence regarding such contracts, and intellectual property. Mr. Tabankin was involved in the formation of Catcher and as of the date of the asset purchase owned approximately 36% of Catcher's outstanding stock. For additional information regarding this transaction, see "Certain Relationships and Related Party Transactions."

ORGANIZATIONAL HISTORY OF UST

         UST was originally organized to provide diverse telecommunications products and services to the small and medium business community in the southeastern United States and to develop a niche market strategy of reselling long distance services to the electrical cooperative community. As a result of the dramatic decline in the telecommunications industry, UST abandoned its business objective to provide such telecommunications products and services.

         On March 1, 2001, the State of Delaware revoked the UST's charter for failure to file its annual report with the State of Delaware for the years 1999 and 2000 and to pay its franchise tax for those years. On May 29, 2003, UST filed a Form 10SB with the SEC to become a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). UST amended the Form 10-SB in July, 2003. UST's charter in the State of Delaware was revived on March 31, 2005 and franchise taxes due were paid with penalties and interest in an amount equal to $592.40.

                  UST's plan was to identify and complete a merger or acquisition primarily in consideration of the issuance of shares of its capital stock with a private entity whose business presented an opportunity for UST's stockholders. Consistent with that plan, UST acquired Catcher on May 4, 2005, as described above. Since the acquisition, we have accomplished the following:

         o Restructured our board of directors and established committees of the board, including a compensation committee, audit committee, and nominating and corporate governance committee;

         o   Completed the prototype development of the CATCHER(TM) device;

         o Obtained FCC certification (type 15 class B) for sale within the United States;

         o Obtained certification to post the "CE" mark required of all electrical and mechanically operated equipment of non-European Community origin to be legally operated and sold within the European Union;

         o   Demonstrated the prototype publicly;

         o   Entered into a VAR agreement with an initial distribution partner;

         o   Secured a contract manufacturer for production of the device; and

         o   Commenced the steps required to begin initial low rate production.

PLAN OF OPERATIONS

         From inception to date, Catcher has been primarily involved in organizational activity, negotiating vendor and personnel contracts, making arrangements for the commercial use and deployment of the CATCHER(TM) technology and preliminary development of its initial customer base. Catcher intends to negotiate value added reseller ("VAR"), distributor and original equipment manufacturer ("OEM") contracts with potential customers. Catcher's VARs, distributors and OEMs will purchase or license the CATCHER(TM) devices directly from Catcher, and then in return sell devices to end-users.

         We have developed standard VAR agreements (one agreement for U.S. government sales and the other agreement for private sector and governmental sales other than U.S. government sales) for use in the ordinary course of our business. These standard VAR agreements provide that:

         o   the VAR's appointment and the related licenses are non-exclusive;

         o we are free to accept or reject orders placed by the VAR, and acceptances must be in writing;

         o the pricing and payment terms will be as set forth in our price list, which we may change unilaterally within 30 days' notice;

         o the initial term is for two years, and the agreement will not continue unless the parties affirmatively agree to renew the agreement; and

         o we may terminate the agreement immediately in several situations, including an uncured material breach by the VAR.

To date, we have entered into our standard VAR agreements with one VAR, Engineering and Professional Services, Inc.

         We are in the early stage of operation and, as such, the relationships between revenue, cost of revenue and operating expenses reflected in the financial information included herein do not represent future expected financial results. Accordingly, at the current stage of our operations, we do not believe that period to period comparisons of our results of operations are meaningful.

         We expect that our operating expenses will increase as we increase our research and development activities, sales and marketing activities and transaction volumes. However, we anticipate that, over the next 12 months, our operating expenses will increase at a slower rate than the increase in our revenues.

         Our costs associated with production of units of the CATCHER(TM) device will be variable based on the units that we decide to have manufactured. Management currently does not anticipate that Catcher will operate its own production facilities. Instead, we intend to outsource production to a third party manufacturer.

         On October 25, 2005 we paid $289,450 to Key Tronic Corporation ("Key Tronic") in order for Key Tronic to set up an initial production line for the CATCHER(TM) device. The $289,450 payment consisted of $204,950 for Key Tronic to purchase equipment on Catcher's behalf to set up the production line and $84,500 charge for engineering services to be performed by Key Tronic in connection with setting up the production line.

         On November 22, 2005, we entered into a manufacturing agreement with Key Tronic pursuant to which Key Tronic will manufacture the CATCHER(TM) device for us, at unit prices depending on monthly purchase volumes. Prices are subject to change if parts and material costs change or process or test procedures change. The initial term of the agreement expires on December 31, 2009 and the agreement may be renewed for additional two-year terms upon the mutual written agreement of the parties. Either party may terminate the agreement immediately upon written notice if the other party fails to comply with any material term or condition of the agreement, becomes insolvent or has a bankruptcy petition filed by or against it and such petition is not dismissed within 60 days of the filing date. Neither party may terminate the agreement during the initial term or any renewal term other than for cause. We are not obligated under the agreement to purchase any particular number of units from Key Tronic. However, if our average monthly purchases fall below 2,000 units at any time during the initial term of the agreement, then we must immediately pay to Key Tronic $58,000 to reimburse Key Tronic for non-recurring engineering costs.

         In addition to costs associated with production of units of the CATCHER(TM) device (which, as noted above, will vary based on the number of units that we decide to have manufactured), we anticipate that our most significant costs during the next 12 months will be the following items:

         o Research and development expenses, including salaries and associated employee benefits and travel, engineering and design services, and testing and certification for FCC Type and Military Standard 810F, are currently anticipated to total approximately $5.8 million;

         o Sales and marketing expenses, which consist primarily of salaries, associated employee benefits, travel expenses of sales and marketing personnel, promotional expenses and the costs of programs aimed at increasing revenue such as advertising, trade shows, public relations and other market development programs, are currently anticipated to total approximately $1.8 million; and

         o General and administrative expenses, which consist of salaries of our management, finance and administrative staff, and associated employee benefits and travel; facilities costs; information systems costs; legal, accounting and other professional fees; and other corporate costs, are currently anticipated to total approximately $3.0 million.

         We have focused our initial development efforts on the research and development of the CATCHER(TM) device and have completed the development of the "alpha" prototype. We intend to commence initial low rate production of the device in the first quarter of 2006 We expect to complete the FCC testing and Military 810F certification as part of this process, and again at the time of any revision or new version of the product. We anticipate developing new product versions with improved functionality or additional features which will require retesting and recertification, although no specific schedule exists or has been presently committed to for future development versions other than the initial unit.


COST OF SALES


         Cost of sales will consist primarily of direct costs of the manufactured units, wages of operational employees and cost of training. Many factors are anticipated to affect Catcher's gross margin, including, but not limited to, market conditions, competition, production order volumes and supplier pricing. As noted above, management currently does not anticipate that Catcher will operate its own production facilities, as it intends to outsource production to a third party manufacturer.


EXPENSES AND CAPITAL EXPENDITURES


         Catcher's principal expenditures have resulted primarily from research and development expenses and general and administrative expenses. Research and development expenses incurred in the design, development and testing of our product include compensation and benefits for management and staff, engineering and consulting services, electronic parts, testing, and other miscellaneous expenses. General and administrative expenses include all corporate and administrative functions that serve to support Catcher's current and future operations and provide an infrastructure to support future growth. Major items in this category include compensation and benefits for management and staff, travel related expenses, professional services, and other miscellaneous expenses.

         For the year to date through September 30, 2005, we have incurred operating expenses totaling approximately $8,429,000, of which approximately $1,461,000 was incurred for research and development, approximately $69,000 for sales and marketing, and approximately $1,348,000 for general and administrative. In addition, Catcher has recognized approximately $5,551,000 of non-cash related expenses in the form of acquired research and development and non-cash compensation expense. These non-cash expenses resulted from the 6,218,739 shares of Common Stock that Catcher sold before we acquired Catcher, in exchange for property and services from the founders for $0.001 per share. The difference between the fair value of the shares of $0.89 and the price paid resulted in these non-cash related expenses during the three and nine months ended September 30, 2005.

         For the year to date through September 30, 2005, we have incurred approximately $8,428 in capital expenditures. Future requirements will include computers, office equipment, software and similar equipment. We do not anticipate significant capital expenditure spending in the future for capital equipment or machinery.

CRITICAL ACCOUNTING PRINCIPLES

         Below is a brief description of key accounting principles which the Company has adopted in determining its recognition of revenues and expenses.


REVENUE RECOGNITION


         Sales revenue will be recognized as products are delivered to the Company's customers. The Company may also collect license fees for the right to sell the CATCHER(TM) device. Rates for such licenses are yet to be established. The Company is in its development phase and has no existing customers or revenue.

         The Company intends to recognize revenue in accordance with the SEC
(SEC) Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" as updated by SEC Staff

Accounting Bulletin No. 104, "Revenue Recognition". Under these guidelines, revenue is recognized when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Under these requirements, when the terms of sale include customer acceptance provisions, and compliance with those provisions have not been previously demonstrated, revenues are recognized upon acceptance.

INCOME TAXES

         The Company accounts for income taxes using the asset and liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109) which requires the recognition of different tax assets and liabilities for the future tax consequences of temporary differences between the financial statement and tax basis carrying amounts of assets and liabilities. No income taxes were provided since the Company incurred losses from its inception. Due to the uncertainty of future taxable income, no future tax benefits have been recognized.


LIQUIDITY AND CAPITAL RESOURCES


         Our primary source of liquidity is the $4.5 million in proceeds generated from the private offering of shares of Catcher's stock and Series A and Series B Warrants immediately prior to our acquisition of Catcher. Our principal uses of cash have been for research and development and general and administrative expenses.

         From October 21 through October 27, 2005, a total of 22 investors holding Series A Warrants made a partial exercise of such Series A Warrants, purchasing an aggregate of approximately 1,108,000 shares of our common stock in exchange for aggregate proceeds to us of approximately $1.66 million.

         We currently have outstanding Series A warrants and Series B warrants to purchase an aggregate of 3,392,260 shares of our common stock (the "Warrants"). There are 1,142,167 Series A Warrants outstanding. Each Series A Warrant will entitle the holder to purchase one share of our common stock at $1.50 per share (the "Series A Exercise Price"), exercisable for a period of five years. Once the common stock issuable upon exercise of the Series A Warrants is registered with the SEC, we may call the Series A Warrants upon notice to the warrant holder from time to time at any time that the common stock closes at or above $2.50 per share for ten (10) consecutive trading days at an average volume of 40,000 shares per day during the ten-day trading period, PROVIDED THAT, within twenty (20) business days after the date of such notice, the warrant holder will have the right to exercise, under the terms and conditions of the Series A Warrants, all or a part (but not less than 25%) of the Series A Warrants held at the Series A Exercise Price. From and after the expiration of such twenty (20) business day notice, we may repurchase all Series A Warrants then held for a purchase price of $0.01 per Series A Warrant unless and to the extent that the Series A Warrant holder first exercises Series A Warrants at the Series A Exercise Price.

         There are 2,250,193 Series B Warrants outstanding. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share (the "Series B Exercise Price"), exercisable for a period of five years. Once the common stock issuable upon exercise of the Series B Warrants is registered with the SEC, we may call the Series B Warrants upon notice to the warrant holder from time to time at any time that the common stock closes at or above $3.33 per share, for ten (10) consecutive trading days at an average volume of 40,000 shares per day during the ten-day trading period; PROVIDED THAT, within twenty (20) business days after the date of such notice, the warrant holder will have the right to exercise, under the terms and conditions of the Series B Warrants, all or a part (but not less than 25%) of the Series B Warrants held at the Series B Exercise Price. From and after the expiration of such twenty (20) business day notice, we may repurchase all Series B Warrants then held for a purchase price of $0.01 per Series B Warrant unless and to the extent that the Series B Warrant holder first exercises Series B Warrants at the at the Series B Exercise Price.

         We also have outstanding a warrant to purchase 65,000 shares of our common stock issued to Jeff Gilford, our Chief Financial Officer, for an exercise price of $3.74 per share and a warrant to purchase 20,000 shares of its common stock to Stanley Blackburn for an exercise price of $3.74 per share, each of which was issued in connection with accounting and advisory services rendered by Blackford Partners.

         Based on our current operating plan, we anticipate that we will require approximately a range of $10 million to $15 million of additional capital over the next 12 months. Our most significant anticipated costs during the next 12 months are described above under "Plan of Operations." We anticipate that the additional capital will come principally from the proceeds from exercise of some or all of the outstanding warrants described above, customer deposits, working capital generated from unit sales, debt financing, vendor credit terms, or sale of securities. We do not currently have any lines of credit with lenders. The maximum potential amount of funds that we may receive from the exercise of all of the outstanding Series A warrants and Series B warrants is approximately $6.2 million, in addition to the approximately $1.66 million already received upon partial exercise of the Series A warrants.

         We will require substantial additional capital in order to complete the future development of our business, implement our business plan and reach the point where the cash flow generated from our operations will be sufficient to satisfy our liquidity and capital requirements. Other than as described above, we may seek to arrange other forms of financing to fulfill these capital needs, in the event that the cash generated by our operations is insufficient to fund the future development of our business. The other forms of business financing that may be obtained through third parties may include various combinations of equity, debt and bank financing.

         In light of the limited stockholders' equity as well as our lack of operating history, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all, to fund the development of our business. In any of such events, the growth of our business and prospects would be materially and adversely affected. As a result of any such financing, the holders of the common stock may experience substantial dilution, if available.

         Since inception, we have not generated revenue and there can be no assurance that we will generate revenue in the future.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Increases in interest rates will affect the cost of financing and may affect our ability to obtain favorable financing terms in order to grow as anticipated.

OFF BALANCE SHEET FINANCING ARRANGEMENTS

         We do not have any off balance sheet financing arrangements.

IMPACT OF INFLATION


         We believe that our results of operations are not dependent upon moderate changes in inflation rates because we expect that we will be able to pass along component price increases to our customers.

SEASONALITY


         We do not expect any material seasonality in sales fluctuations in the market for our products.


RECENTLY ISSUED ACCOUNTING STANDARDS AND CRITICAL ACCOUNTING POLICIES


         In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (SFAS No. 154). Previously, APB No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements required the inclusion of the cumulative effect of changes in accounting principle in net income of the period of the change. SFAS No. 154 requires companies to recognize a change in accounting principle, including a change required by a new accounting pronouncement when the pronouncement does not include specific transition provisions, retrospectively to prior periods' financial statements. We will assess the impact of a retrospective application of a change in accounting principle in accordance with SFAS No. 154 when such a change arises after the effective date of January 1, 2006.

         In December 2004, the FASB issued SFAS No. 123(R), SHARE-BASED PAYMENT. SFAS No. 123(R) amends SFAS No. 123 to require that companies record as expense the effect of equity-based compensation, including stock options over the applicable vesting period. We currently disclose the effect on income that stock options would have were they recorded as expense. SFAS No. 123(R) also requires more extensive disclosures concerning stock options than required under current standards. The new rule applies to option grants made after a company's adoption of the standard, as well as options that are not vested at the date of adoption. SFAS No. 123(R) becomes effective in our case not later than the beginning of the fiscal year that begins after December 15, 2005. We do not currently expect to elect early adoption of this standard and have not determined whether we will apply this new standard prospectively in the first quarter of 2006, retroactively from the beginning of 2006, or on a restated basis for all prior periods on a comparable basis. We do not expect that the adoption of SFAS No. 123(R) will have a material impact on our future results of operations.

                                    BUSINESS

GENERAL

CATCHER HOLDINGS, INC.

         We were incorporated under the laws of the state of Delaware on August 25, 1998 under the name U.S. Telesis, Inc. In a merger agreement dated May 20, 1999, we merged with and into Woodland Communications Group, Inc. and thereafter on June 3, 1999, we changed our name to U.S. Telesis Holdings, Inc.

         We were organized to provide diverse telecommunications products and services to the small and medium business community in the southeastern United States and to develop a niche market strategy of reselling long distance services to the electrical cooperative community. As a result of the dramatic decline in the telecommunications industry, we abandoned our business objective to provide such telecommunications products and services.


         On March 1, 2001, the State of Delaware revoked our charter for failure to file our annual report with the State of Delaware for the years 1999 and 2000 and to pay our franchise tax for those years. On May 29, 2003, we filed a Form 10-SB with the SEC to become a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). We amended the Form 10-SB in July, 2003. Our charter in the State of Delaware was revived on March 31, 2005 upon payment of $592.40 of franchise taxes which were overdue plus penalty and interest.

         Our plan was to identify and complete a merger or acquisition primarily in consideration of the issuance of shares of our capital stock with a private entity whose business presented an opportunity for our stockholders. On May 4, 2005, we consummated the acquisition of all of the outstanding shares of common stock and series A preferred stock of Catcher, Inc., a Delaware corporation ("Catcher") through a stock purchase agreement with the holders of common stock, a stock purchase agreement with the founders and a stock purchase agreement the holders of preferred stock of Catcher (the "Acquisition"), pursuant to which Catcher became our wholly-owned subsidiary. 12,825,000 shares of our common stock were outstanding prior to the Acquisition. Following the Acquisition, 12,825,000 shares (approximately 14.25% of our outstanding shares) were owned by the persons who held shares in U.S. Telesis prior to the Acquisition.

         In connection with the Acquisition, we acquired (i) all of the issued and outstanding shares of common stock of Catcher in exchange for an aggregate of 34,911,900 shares of our common stock and (ii) all of the issued and outstanding series A preferred stock of Catcher in exchange for 733,778 shares of our Series A Preferred Stock. In addition, we assumed Catcher's obligations under Catcher's issued and outstanding warrants to purchase Catcher's common stock to issue an aggregate of 32,402,600 shares of our common stock to the warrant holders.

         None of the present management of the Company was involved with the formation of or was affiliated in any way with U.S. Telesis, Inc. and Woodland Communications Group, Inc. Robert Prag, the principal of The Del Mar Consulting Group, Inc., which provides consulting services to us, assisted in introducing the two companies. We did not pay Mr. Prag anything for his assistance in connection with the Acquisition. Matthew Hayden and and Kai Hansen also provided investor communications advice to us in connection with the Acquisition. We paid Mr. Hayden $160,000 for his services. We did not pay Mr. Hansen anything for his services. However, we paid $18,500 to Stellarum, an entity controlled by Mr. Hansen, in exchange for creation of presentation materials including 3D visualizaton graphics of the CATCHER(TM) device.

         On June 24, 2005, upon the effectiveness of the filing of our amended and restated certificate of incorporation we changed our name to Catcher Holdings, Inc. and we effectuated a 1 for 7.2 reverse stock split in respect of our issued and outstanding Common Stock. All but one share of our issued and outstanding Series A Preferred Stock was automatically converted to common stock simultaneously with the reverse stock split. The holder of the our Series A Preferred Stock, Ira Tabankin, has the same rights as the holders of our common stock with respect to dividends and upon our liquidation, dissolution or winding up of our affairs, except that the holder of the Series A Preferred Stock has the right to appoint one director to our board of directors. Accordingly, for so long as Mr. Tabankin holds the share of Series A Preferred Stock and it has not been converted, Mr. Tabankin will have the right to appoint one member to our board of directors. The Series A Preferred Stock will convert to common stock on the earliest of the third anniversary of the Acquisition or the election by Mr. Tabankin to convert.


CATCHER, INC.

         ORGANIZATIONAL HISTORY


         Catcher was organized in Delaware effective April 20, 2005. Catcher was formed principally to operate the business of developing, manufacturing and distributing the CATCHER(TM) device, a portable, ruggedized, wireless handheld security device. Pursuant to an asset purchase agreement between LCM and us, Catcher purchased substantially all of the assets and assumed liabilities of LCM and its founder, Ira Tabankin, our secretary and director, relating to the CATCHER(TM) device and the business of LCM. See "Related Party Transactions."


         OVERVIEW OF THE BUSINESS


         THE NEED FOR THE CATCHER(TM) DEVICE. Since the events of 9/11, security agencies, those tasked with protecting their respective nation's public safety, have implemented numerous technological improvements to public, private and government facilities in which existing antiquated technologies risk a breach of security or operational integrity. These facilities include municipal and general aviation facilities, border and port facilities and a multitude of other public and private venues. While each improvement in technology enhances security and operational integrity, we believe that very little has been done to grant key users with access to these improvements in the form of real-time integrated, on-demand voice, data and video. By providing access to "mission-critical" information, decision makers, security personnel and command and control leadership will be able to act quickly, decisively and responsibly in emergency and operational situations--so critical to maintaining security and operational integrity in real time.

         THE CATCHER(TM) DEVICE CONCEPT. The CATCHER(TM) device is A ruggedized portable computer that incorporates voice, video, data, and biometric information that is built to Military Standard 810F and has wireless and wired communications capability. Utilizing proprietary software, CATCHER(TM) device offers security and operations personnel critical real-time wireless data and communications through an integrated platform incorporating voice, video, data, GPS and biometric capabilities in one small, self-contained unit. We believe that the CATCHER(TM)device provides "feet on the street" security and operations professionals with access to all information pertinent to the security and operations environment within and around a facility. Moreover, the CATCHER(TM) device is designed to permiT critical, real-time wireless and wired communications by security and operations personnel using voice, data, video images, or any combination of the three, from the site of a security-breach event. In addition, the Company believes that the CATCHER(TM) device will permit "first responders" (those charged with being first to an emergency situation) with unparallel access to needed information while communicating with command and control personnel. We believe that command and control access can dramatically increase first responders' efficiency, reducing costs and, most importantly, saving lives.

         We completed the initial prototype of the CATCHER(TM) device in August 2005. In October 2005, the device obtained Part 15 Class B approval from the Federal Communications Commission ("FCC"). FCC Part 15 Class B certification allows for production units of the CATCHER(TM) device to be sold without restriction. We expect to begin limited production of the CATCHER(TM) device in the first quarter of 2006.

         The completion of the prototype provides tangible evidence to the marketplace that the numerous integrated internal peripherals of the CATCHER(TM) device are successfully functioning in the intended coordinated fashion. However, testing of the CATCHER(TM) device has not been completed and until successful completion of the testing there is no assurance that the CATCHER(TM) device will be effective. Furthermore, none of our statements in this prospectus are meant to imply or express any warranty regarding the product or the validity of preliminary test data.


THE CATCHER(TM) DEVICE


         CATCHER(TM) DEVICE FEATURES AND ITS FUNCTIONALITY. The CATCHER(TM) device is intended to be a Military Standard 810F ruggedized portable computer that integrates features of several individual devices including a personal compupter, vido camera, wireless high fidelity access, global positioning satellite, video conferencing, and a biometic finger printer reader, utilizing Microsoft(R) XP Pro with Tablet PC capabilities as its operating system.

         THE CATCHER(TM) DEVICE SPECIFICATIONS. The initial prototype unit, which was completed in August 2005, weighs only 3.5 lbs., including batteries, is 10 inches in width, 7.25 inches in height, and 2.25 inches in depth, and has a daylight-viewable 6.4 inch diagonal backlit touch screen.

         DEVICE LIFE CYCLE. Upon completion of the development of the CATCHER(TM) device, we will commence its introductory product life cycle. The introductory phase involves sales and distribution of the first generation CATCHER(TM) device ("C1") through channels of VARs, distributors and OEMs who will market it to their pre-existing clients. We anticipate that C1 would achieve a peak market life cycle within five (5) years, before a second version ("C2") is projected to be released for sale to the existing market, and/or to new customers. Each new market for a version of the CATCHER(TM) device should add to the life cycle of the original device. (See "Business - The Market for the CATCHER(TM) Device and Our Strategy.")




PRODUCT TECHNOLOGY

         RESEARCH AND DEVELOPMENT. We intend to dedicate the majority of our year 2005 research and development effort to completing the development and quality control testing of the CATCHER(TM) device. Following full production, we will continue to pursue our research and development effort dedicated to enhancing our existing CATCHER(TM) architecture, as well as researching the viability of new markets and developing new versions of CATCHER(TM) device technology. We will also regularly examine market responses to the CATCHER(TM) device and will work to modify the device to meet market needs.

         Aldridge Industries, Inc., an engineering design firm, provides to the Company hardware engineering services under the name D2M Technologies. These services include circuit board design and layout for the CATCHER(TM) device. In addition, Aldridge Industries, Inc. provides software design, coding and testing services to the Company under the name Radeco Solutions. In consideration for hardware engineering services performed by D2M Technologies from inception through October 31, 2005, we have paid approximately $933,000 and an additional $227,164 for electronic parts and componentry. In connection with performing future hardware engineering services, we expect to pay D2M Technologies additional amounts totaling approximately $80,000. In consideration for software design services performed from Radeco Solutions from inception through October 31, 2005, we have paid approximately $122,000, and in connection with performing future services, we expect to pay Radeco Solutions additional amounts totaling approximately $65,500. In addition to the amounts paid above for services rendered, we have issued Adridge Industries, Inc., the beneficial owner of D2M Technologies and Radeco Solutions, 61,250 shares of common stock. Other than as described herein, there has not been any other relationship, present or previous, between the company's management and the management or engineers at Aldrige Industries, Inc.

         Design Edge is providing industrial/mechanical design and engineering of the CATCHER(TM) device. Design Edge specializes in the development of hand-held computer products with a specific focus on table computing. In consideration for engineering services performed from Design Edge for industrial/mechanical design from inception through October 31, 2005, we have paid approximately $170,206. In connection with performing future services, we expect to pay Design Edge approximately $70,000.

         INTELLECTUAL PROPERTY. On July 6, 2004, Ira Tabankin and John Sutton, also an employee of Catcher, filed with the United States Patent and Trademark Office ("USPTO") a patent application on the CATCHER(TM) device, Patent Application No. 10/885,515 (Portable Handheld Security Device) (the "Patent"). The Patent Application is pending. All of the right, title and interest in and to the Patent application was assigned to Catcher. On June 11, 2004, Ira Tabankin filed with the USPTO two Intent to Use Applications (Application Numbers 78/433,770 and 78/433,768) for the trademarks "CATCHER" and "SECURE CARGO VISION," respectively, both in international class 9. The trademark applications are pending and the application for the "CATCHER" trademark was published for opposition on September 13, 2005. Catcher has been assigned all of the right, title, and interest in and to those trademark applications. We have and we intend, from time-to-time, to file additional patent applications directed to enhancements to the CATCHER technology. Such applications may, without limitation, include new applications, continuations and continuations in part of existing applications, and foreign applications corresponding to any or all of these. We believe that Catcher owns or can license all of the intellectual property necessary to conduct its business given the assumption that licensed technology and know-how will be available on terms and conditions acceptable to us to manufacture the CATCHER(TM) device to our specifications.

         Messrs. Ira Tabankin and Charles Sander were former employees of Scanz Communications, Inc. ("Scanz") and Mr. Tabankin also served as a consultant to Scanz during which time Scanz had under development a handheld portable device that might be used for security purposes as well as in a sports-event setting which was Scanz' principal business focus and the principal focus of its product development. The Scanz employment agreements with Messrs. Tabankin and Sander provided that Scanz would own intellectual property conceived or first reduced to practice during employment. The consultancy agreement between Mr. Tabankin and Scanz provided that intellectual property rights that may be claimed by Scanz in connection with a development by Mr. Tabankin during or before the consultancy would be the property of Scanz. Scanz or its licensees may claim that the CATCHER(TM) device was conceived or first reduced to practice during the employment of Messrs. Tabankin and/or Sander or that the intellectual property comprising the CATCHER(TM) device could be claimed by Scanz. If Scanz or its licensee made any such claims, we believe that, the Company would have strong defenses to any such claims because the Company believes that the concept, construction and technology of the CATCHER(TM) device that form the basis of the Company's intellectual property rights are distinguishable from the developments made during the aforesaid employments and consultancy. However, if Scanz or its licensee were to prevail in such a claim, such event could have a material adverse effect upon our business prospects, financial condition and results of operations.

         We have become aware of a continuing patent application published on March 17, 2005 in the name of Tony Vera of ScanZ Communications, Inc. (the "Verna Application") that includes various prospective claims. Should such application issue as a patent, the claims may cover one or more aspects of the CATCHER(TM) device. We cannot predict whether the Vera Application will ever issue as a patent, and if so, the scope and content of any such patent. As of the date of this prospectus, the Vera Application is still pending.

PRODUCTION OF THE CATCHER(TM) DEVICE


         PRODUCTION AND DELIVERY. We intend to follow a three-phased production plan as follows:

         o   PHASE 1 - PROTOTYPE

             A fully functional prototype version of the CATCHER(TM) device was completed in August 2005 and five prototype units have been built. The prototypes are intended as a "proof of concept," demonstrating that the integration of the product features are technologically feasible. We demonstrated the prototypes with potential VARs, distributors and OEMs. We intend to incorporate into the Phase 2 low rate production units the appropriate improvements developed from the prototype phase.

         o PHASE 2 - LIMITED "LOW RATE" PRODUCTION (COMMENCING FIRST QUARTER OF 2006)

             We expect to begin limited "Low Rate" production of the CATCHER(TM) device in the first quarter of 2006. We anticipate that we will build approximately 50 Low Rate units that will be used for Military Standard 810 F testing and approval and for evaluation by potential VARs, distributors and OEMs. To date, except for the VAR agreement with EPS as described above under "Management's Discussion and Analysis of Fianncial Condition and Results of Operations and Plan of Operations - Plan of Operations," we have not entered into any agreements or specifically identified who the purchasers will be. We plan to have the low rate units assembled on an assembly line that approximates full production projected assembly conditions.

             On October 25, 2005 we paid $289,450 to Key Tronic in order for Key Tronic to set up an initial production line for the CATCHER(TM) device. The $289,450 payment consisted of $204,950 for Key Tronic to purchase equipment on Catcher's behalf to set up the production line and $84,500 charge for engineering services to be performed by Key Tronic in connection with setting up the production line. On November 22, 2005, we entered into a manufacturing agreement with Key Tronic pursuant to which Key Tronic will manufacture the CATCHER(TM) device. The manufacturing agreement is described above under "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations - Plan of Operations."

             In October 2005, the CATCHER(TM) device obtained Class B approval from the FCC, permitting unrestricted sales of these low rate production units.

         o   PHASE 3 - PRODUCTION (COMMENCING FIRST QUARTER OF 2006)

             Our intent is that after the first two months' production, the CATCHER(TM) device may be manufactured cost-efficiently with sufficient quality assurance almost anywhere in the industrialized world.

         STRATEGIC PARTNERS FOR ENGINEERING AND PRODUCTION. We are outsourcing engineering and production services for the CATCHER(TM) device to D2M Technologies, Inc., who is providing electronic, hardware and software engineering and design services for the CATCHER(TM) device. We believe that D2M is highly experienced in working with contract manufacturing companies. See "Business - Product Technology; Research and Development."

THE MARKET FOR THE CATCHER(TM) DEVICE AND OUR STRATEGY

         MARKET OVERVIEW. The initial market for the CATCHER(TM) device exists through VARs, distributors and OEMs who sell products and services to what we term the first responder, security and defense industries. In addition to the first responder and security markets, the CATCHER(TM) device may appeal to other markets through VARs, distributors and OEMs who sell products and services in such markets such as the medical, insurance, construction, management, research and energy. Product testing has not been completed and until completion of testing of the CATCHER(TM) device, no assurance can be made of the effectiveness of the CATCHER(TM) device. Furthermore, none of our statements in this prospectus are meant to imply or express any warranty regarding the product or the validity of preliminary test data.

         AGREEMENTS WITH VARS, DISTRIBUTORS AND OEMS. We do not anticipate maintaining a direct sales force, and will therefore market the CATCHER(TM) device through VARs, distributors, and OEMs, It is anticipated that VARs, distributors, and OEMs will use the CATCHER(TM) device as a "value add" to their existing product/service portfolio and market through their existing sales force and market channels.

         We have developed standard VAR agreements (one agreement for U.S. government sales and the other agreement for private sector and governmental sales other than U.S. government sale) for use in the ordinary course of our business. These standard VAR agreements are described above under "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations - Plan of Operations." To date, we have entered into our standard VAR agreements with one VAR, Engineering and Professional Services, Inc.

         TEAMING AGREEMENTS. We have entered into teaming agreements with Advanced Technology Solutions-Denver, Inc. and Unisys Corporation. In general, these agreements memorialize in agreement form the parties' desire to explore the possibility of combining their unique capabilities to pursue together new business opportunities through joint marketing efforts, exploratory discussions and technical evaluations. The teaming agreements also cover the obligations of each party with respect to the other's confidential and proprietary information. The teaming agreements anticipate the possibility of the parties' working together on future projects, but only projects that the parties specifically identify and agree to adopt.

         INNERWALL SOFTWARE LICENSE AGREEMENT AND SOFTWARE FINDER'S AGREEMENTS. We have entered into a software license agreement with Innerwall, Inc. ("Innerwall'), whereby Innerwall will grant to Catcher a non-exclusive license to bundle and distribute Innerwall's ENCLAVE(TM) software product with the CATCHER(TM) device. The agreement is non-exclusive except that for a period of two years from August 1, 2005, Catcher may not pre-load the CATCHER(TM) device with any other software product that is competitive with the ENCLAVE(TM) software; provided, however that any reseller, distributor, OEM licensee, value-added reseller or systems integrators of the CATCHER(TM) device may utilize any software product. During the same period, Catcher agrees to promote ENCLAVE(TM) as the preferred mobility management Network Security Product for the Catcher(TM) device. We also entered into the ENCLAVE(TM) Software Finder's Agreement with Innerwall, whereby Catcher will act as a non-exclusive finder of customers for the ENCLAVE(TM) software and Innerwall will pay Catcher a finder's fee for such services. Catcher will receive a finder's fee as a result of any license of the ENCLAVE(TM) software by Innerwall to a customer in connection with the purchase by such customer of the CATCHER(TM) device if such license is a first order from a customer who has been identified by Catcher, and accepted by Innerwall, as a Catcher Registered Customer. We also entered into the CATCHER(TM) Device Finders' Agreement with Innerwall, whereby Innerwall will act as a non-exclusive finder of customers for the CATCHER(TM) device and Catcher will pay Innerwall a finder's fee for such services. Innerwall will receive a finder's fee as a result of any CATCHER(TM) device sold by Catcher to a reseller, distributor, OEM licensee, value-added reseller or systems integrators (other than Innerwall) for itself or an end-user if such sale is a first order from a customer who has been identified by Innerwall, and accepted by Catcher, as an Innerwall Registered Customer.

COMPETITION AND MARKET RISKS


         At present we are not aware of any significant competitive product based upon our own research and upon information that we developed from market participants and government agencies. However, there are many firms within or on the edge of the security market that have or could obtain the technological, financial and other resources to be a significant competitor to us. The portable ruggedized computer market is diverse and highly competitive; it has relatively low entry barriers. Moreover, it is subject to constant technological change and intense marketing by providers who may be capable in a short period of time to introduce similar products to the CATCHER(TM) device. We expect that new competitors are likely to enter this market, and potentially using the same market entry strategy employed by us. The potential competitors may be significantly larger and have substantially greater market presence as well as have greater financial, technical, operational, sales, marketing and other resources and experience, including more established relationships with vendors, distributors and partners, than we have. In the event that such a competitor expends significant sales and marketing resources in one or several of the market segments where we compete, we may not be able to continue to compete successfully in such markets. We believe that there will be significant competition in the security market for products having similar functionality to the CATCHER(TM) device. See also "Risk Factors".


GOVERNMENTAL REGULATION


         The FCC has broad authority to make rules and regulations and prescribe restrictions and conditions to carry out the provisions of the Communications Act of 1934. The CATCHER(TM) device features a computer and utilizes wireless communication technology and therefore issubject to verification under rule certification by the FCC. Pursuant to Office of Engineering and Technology Federal Communications Commission, OET BULLETIN NO. 62, December 1993(Supersedes October 1992 Issue)(Edited and Reprinted February 1996), digital devices fall into two categories -- Class A and Class B. Class A digital devices are ones that are marketed exclusively for use in business, industrial and commercial environments. The technical standards for Class B equipment are stricter than those for Class A equipment because the Class B equipment may be located closer to radios, TVs, and other receivers that tend to be susceptible to interference. Class B digital devices are ones that are marketed for use anywhere, including residential environments.

         The verification procedure requires that tests be performed on the device to be authorized. These tests measure the levels of radio frequency energy that are radiated by the device into the open air or conducted by the device onto the power lines. After these tests are performed, a report must be produced showing the test procedure, the test results, and some additional information about the device including design drawings.

         Under the FCC Rules (47 CFR 2.803), no person is permitted to sell or distribute any radio frequency device unless that device first meets applicable FCC technical standards, and labeling and administrative requirements. However, FCC Rule 2.807 (47 CFR 2.807) provides an exception. Rule 2.807 states, in essence, that Rule 2.803 does not apply to radio frequency devices for use by the Government of the United States or any agency thereof. The words "for use" indicate that the sale may be through an intermediary so long as all sellers in the chain of distribution are clear that the USG is the end user.

         In October 2005, the CATCHER(TM) device obtained Class B approval from the FCC. However, our business and results could be affected by rules and regulations adopted by the FCC in the future, our failure to be in compliance with those rules and regulations, or failure to obtain the required approvals thereunder.


EMPLOYEES


         As of September 30, 2005, we had five full full time direct employees, none of whom were represented by unions. We plan to ourcource most engineering, design, production, marketing, public relations, investor relations, human resources, and legal functions. We believe that we have good relations with our employees. We do not envision a work stoppage, and none of our potential employees or consultants are represented by collective bargaining agreements. We believe that our future success will depend in part on our ability to attract, integrate, retain and motivate highly qualified personnel, and upon the continued service of our senior management and outsourced relationships. Competition for qualified personnel in our industry and geographical location is intense. We cannot provide any assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified employees or engaging oursourced relationships to conduct our business in the future.

         Aldridge Industries, through D2M Technologies, provides hardware engineering, such as circuit board design and layout for the CATCHER(TM) device. Aldridge Industries, through Radeco Solutions, provides software design, coding and testing of the CATCHER(TM) device. In addition, Design Edge provides industrial/mechanical design and engineering of the CATCHER(TM) device. For additional information regarding these contractors, see above under "Product Technology - Research and Development." We do not believe that our arrangements with Aldridge Industries or Design Edge are material to our business, because we are not subject to any material obligations under those arrangements, we are free to terminate those arrangements at any time and we believe that we could find alternative sources for these services.

         In addition, we have entered into consulting agreements with respect to marketing, public relations and investor relations with each of The Del Mar Consulting Group, Inc., Hayden Communications, Inc. and Kai Hansen. See "Certain Relationships and Related Party Transactions".


LEGAL PROCEEDINGS

         There is no past, pending or, to our knowledge, threatened litigation or administrative action (including litigation or action involving our officers, directors or other key personnel) which in the opinion of our management has had or is expected to have a material effect upon our business, financial condition or operations.


        We previously disclosed a potential dispute with Project Performance Corporation ("PPC") relating to prior teaming agreements entered into by PPC and LCM and PPC and Catcher, respectively, pursuant to which PPC claimed to have certain exclusive distribution rights relating to the CATCHER(TM) device. On November 10, 2005, LCM and Catcher entered into a release and settlement agreement with PPC pursuant to which the parties terminated the prior teaming agreements and granted mutual releases. As part of the release and settlement agreement, Catcher agreed to pay PPC an aggregate of $50,000.

PROPERTY

         Currently, our corporate offices are located at 39526 Charlestown Pike, Hamilton, VA 20158-3322 - the home of our President and Chief Executive Officer. Some of our employees are located remotely and also utilize home offices. On November 10, 2005, the Company leased office space in San Diego California, which premises will be used primarily by it's finance and administrative staff. The office lease will be for a period of 38 months but may be terminated with 6 months prior written notice any time after the 24th month. Other than the San Diego office lcoation which base rent initially will total $4,642 per month, there is no rent cost incurred by the Company associated with the use of the home offices. We believe our facility arrangements are adequate for our present purposes based on the early stage of our company. In the future, we intend to secure leased office space for our other operations, and such office space is not expected to be on terms as favorable to us as we presently enjoy.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, AND KEY EMPLOYEES

         The following are our executive officers and directors and their respective ages and positions as of July 29, 2005:

NAME                                    AGE      POSITION

Ira Tabankin                            55       Director and Secretary. Mr.
                                                 Tabankin is also Chief
                                                 Technical Officer and Chairman
                                                 of the Board of Directors of
                                                 Catcher, the Company's
                                                 subsidiary

Charles Sander                          56       Director and President and
                                                 Chief Executive Officer. Mr.
                                                 Sander is also President and
                                                 Chief Executive Officer of
                                                 Catcher, the Company's
                                                 subsidiary.


Harry L. Casari                         69       Director


Rear Admiral (Retired)                  67       Director
Cathal Flynn

H. Clayton Foushee, Jr.                 52       Director

Jeff Gilford                            44       Chief Financial Officer. Mr.
                                                 Gilford is also Chief Financial
                                                 Officer of Catcher, the
                                                 Company's subsidiary.

         The following is a brief description of the business background of each of the named executive officers and directors of the Company:


         CHARLES SANDER, DIRECTOR AND PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Sander became a director on May 25, 2005 and our chief executive officer on May 4, 2005. Mr. Sander has more than 30 years' experience in the aviation security/operations arena. From June 2002 until joining Catcher and the Company, Mr. Sander was Vice President and Partner at the Global Transportation Unit of Unisys Corporation, a publicly-traded company. At Unisys, he headed the airports business practice in the development and marketing of aviation products and services. From September 2000 to June 2002, Mr. Sander was Vice President for Aviation Sales at Scanz Communications, Inc. From March 1998 to September 2000, Mr. Sander was first an Executive Account Manager and, in December of 1999, Regional Director, Aviation Sales for TYCO/ADT Security Services, Inc., a publicly-traded company. Mr. Sander launched Tyco's aviation security group. Mr. Sander started his professional career as a military air traffic controller and also held the position of airport general manager at the Baltimore Washington International airport. Mr. Sander also serves as President and Chief Executive Officer of Catcher.

         IRA TABANKIN, DIRECTOR AND SECRETARY. Mr. Tabankin became a director and our secretary on May 4, 2005. Mr. Tabankin has more than 30 years' experience developing and launching new products for such companies as SHARP Electronics from August 1973 to December 1983 and March 1985 to September 1987, NovAtel Communications from October 1987 to May 1991, Robert Bosch from May 1991 to December 1996 and Cadence Design Services from February 1997 to March 1999. NovAtel, Robert Bosch and Cadence Design Services are publicly-traded companies. Prior to founding Catcher in April 2005, Mr. Tabankin was President and Chief Executive Officer of LCM Technologies, Inc., a company he founded in 2004 for purposes of developing the CATCHER(TM) device. From July 2002 until founding LCM Technologies, Inc. in March 2004, Mr. Tabankin was an independent consultant for his own company, IJT Consulting through which he provided consulting services to various clients. From March 1999 to July 2002, Mr. Tabankin was Chief Strategic Officer of ScanZ Communications, Inc. Mr. Tabankin also serves as the sole director, Chairman and Chief Technical Officer of Catcher.

         HARRY L. CASARI, DIRECTOR. Mr. Casari became a director on October 24, 2005. Mr. Casari is currently a private investor. He worked as a Certified Public Accountant for Ernst & Young LLP from 1969 until 1994 when he retired as a Partner. Mr. Casari received a BS degree in business administration from the University of Denver. He also serves as a member of the board of directors of Cohu, Inc., Meade Instruments Corp., Orange 21, Inc. and Axesstel, Inc., all of which are publicly-traded companies.

         REAR ADMIRAL (RETIRED) CATHAL FLYNN, DIRECTOR. Admiral Flynn became a director on June 24, 2005. Admiral Flynn began his naval career in 1960. In 30 years of active service, he served mainly in areas of naval special warfare, joint special operations, measures to combat terrorism, and international security affairs. Promoted to Rear Admiral in 1985, he served successively as Commander, Naval Security and Investigative Command (and concurrently as Assistant Director of Naval Intelligence for Counterintelligence and Anti-terrorism), Director of Plans and Policy, US Special Operations Command, and Deputy Assistant Secretary of Defense for Special Operations. After retiring in 1990, Rear Admiral Flynn joined Science Applications International Corporation, a publicly-traded company. He concurrently served on committees of the National Research Council and the Defense Science Board. From 1993 to 2000, Rear Admiral Flynn was the Associate Administrator for Civil Aviation Security in the Federal Aviation Administration. Since early 2001, Admiral Flynn has acted as an independent consultant to numerous clients, in the area of civil aviation security. From 2001 to 2002, Admiral Flynn was a consultant to Argenbright Security, Inc, and was a non-voting member of the Board of that company. Since December 2004, Admiral Flynn has been a member of the Advisory Board of Isonics, Inc.. Since May 2005, he has been a board member and Vice President, Aviation Security, of SecureLogic Corporation. Isonics and SecureLogic are both publicly-traded companies.

         H. CLAYTON FOUSHEE, JR., DIRECTOR. Dr. Foushee became a director on June 24, 2005. Dr. Foushee has a wealth of experience in the aviation, operations, legislation, safety and security fields, including 12 years of government service at the National Aeronautics and Space Administration (NASA) and the Federal Aviation Administration, where he was Chief Scientific and Technical Advisor. Foushee spent a decade in senior executive positions with Northwest Airlines, a publicly-traded company, first as Managing Director, Flight Procedures, Training and Standards from 1992 to 1993, then as Vice President, Flight Operations from 1993 to 1998 and finally as Vice President, Regulatory Affairs from 1998 to 2001. From 2002 until January, 2005, Dr. Foushee was Vice President and Partner at the Global Transportation Division of Unisys Corporation, a publicly-traded company. At Unisys, he managed major strategic transportation projects and coordinated public and private industry initiatives with the Congress and government agencies. Most recently, since February, 2005, Dr. Foushee has been a Partner (non-attorney) and Director of Governments Affairs for the Washington, D.C. law firm, Zuckert, Scoutt and Rasenberger
(ZSR), L.L.P. and President of Farragutt International, L.L.C., the consulting division of ZSR.

         JEFF GILFORD, CHIEF FINANCIAL OFFICER. Mr. Gilford became our chief financial officer on June 16, 2005. Mr. Gilford has more than 20 years' experience as a finance and operations executive. Prior to joining Catcher in June 2005, Mr. Gilford was a Principal of BlackFord Partners, Inc., a company he co-founded in April 2001. BlackFord is a financial advisory firm providing Acting Chief Financial Officer services to early stage venture backed technology companies, focusing on areas including securing business financing, strategy formulation, development of financial infrastructure, and direction with operational matters. From November 1998 until founding BlackFord Partners, Inc., Mr. Gilford was the Vice-President of Finance/Chief Financial Officer of OrderFusion, Inc. a sell-side e-commerce software provider. Mr. Gilford began his career as a licensed California CPA with Touche Ross & Co. (currently

Deloitte & Touche USA LLP), and holds a Master's of Business Administration and BS in Business Administration from San Diego State University.




COMMITTEES OF THE BOARD OF DIRECTORS

         On October 24, 2005, our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee.

         AUDIT COMMITTEE. Mr. Casari is the chairman of our audit committee, and the other members of the audit committee are Admiral Flynn and Dr. Foushee, each of whom is a non-employee member of our board of directors. The functions of the audit committee include:


         o reviewing the results of the audit engagement with the independent auditors;

         o reviewing the adequacy, scope and results of the internal accounting controls and procedures;

         o reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent auditors;

         o   reviewing the auditors' fees; and

         o recommending the engagement of auditors to the full board of directors.


         We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations.

         COMPENSATION COMMITTEE. Dr. Foushee is the chairman of our compensation committee, and the other members of the compensation committee are Mr. Casari and Admiral, each of whom is a non-employee member of our board of directors. The function of the compensation committee include:

         o reviewing and, as it deems appropriate, recommending to our board of directors, policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

         o   exercising authority under our employee benefit plans; and

         o advising and consulting with our officers regarding managerial personnel and development.


         The compensation of our executive officers is generally determined by the compensation committee of our board of directors, subject to applicable employment agreements. Our compensation programs are intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve corporate objectives and thereby increase shareholder value. We anticipate that our compensation policy will be to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.


         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Admiral Flynn is the chairman of our nominating and corporate governance committee, and the other members of the nominating and corporate governance committee include Mr. Casari and Dr. Foushee, each of whom is a non-employee member of our board of directors.


         The functions of the nominating and governance committee will include the following:

         o identifying and recommending to our board of directors individuals qualified to serve as the directors and on the committees of the board of directors;

         o advising the board of directors with respect to matters of board composition, procedures and committees;

         o developing and recommending to the board of directors a set of corporate governance principles applicable to us and overseeing corporate governance matters generally; and

         o   overseeing the annual evaluation of the board and our management.


         The nominating and governance committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the nominating and governance committee will take into consideration the needs of the board of directors and the qualifications of the candidate. The nominating and governance committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating and governance committee, a stockholder must submit the recommendation in writing and must include the following information:


         o   the name of the stockholder;

         o evidence of the stockholder's ownership of our common stock, including the number of shares owned and the length of time of ownership;

         o   the name of the candidate;

         o the candidate's resume or a listing of his or her qualifications to be one of our directors; and

         o the candidate's consent to be named as a director if selected by the nominating and governance committee and nominated by the board of directors.

         Our directors believe that the minimum qualifications for service as one of our directors are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board of Director's oversight of the business and our affairs and an impeccable reputation of integrity and competence in his or her personal or professional activities. The nominating and governance committee's evaluation of potential candidates will be consistent with the board of director's criteria for selecting new directors. Such criteria include an understanding of our business environment and the possession of such knowledge, skills, expertise, and diversity of experience so as to enhance the board's ability to manage and direct our affairs and business, including when applicable, to enhance the ability of committees of the board of directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.


         The nominating and governance committee may receive suggestions from current board members, company executive officers, or other sources, which may be either unsolicited or in response to requests from the nominating and governance committee for such candidates. The nominating and governance committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the nominating and governance committee will also consider candidates recommended by stockholders.

         Once the nominating and governance committee has identified a person as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, the chairman of the board of directors or another member of the committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board of directors, the nominating and governance committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. The committee may consider all such information in light of information regarding any other candidates that the committee might be evaluating for membership on the board of directors. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The nominating and governance committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.


CODE OF ETHICS

         We have adopted a code of ethics that applies to our officers, employees and directors, including our principal executive officers, principal financial officers and principal accounting officers. The code of ethics sets forth written standards that are designated to deter wrongdoing and to promote:

         o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o Full, fair, accurate, timely and understandable disclosure in reports and documents that a we file with, or submit to, the SEC and in other public communications made by us;

         o Compliance with applicable governmental laws, rules and regulations;

         o The prompt internal reporting of violations of the code to an appropriate person or persons identified in our code of ethics; and

         o   Accountability for adherence to our code of ethics.

COMPENSATION OF OFFICERS AND DIRECTORS

         The aggregate compensation paid to our directors and executive officers, including stock based compensation, for the years ended December 31, 2003 and December 31, 2004 was approximately $57,500 and $6,700, respectively. We did not set aside or accrue to provide pension, severance, retirement, or similar benefits or expenses. The above figures do not include business travel, relocation, professional and business association dues and expenses reimbursed to office holders and other benefits commonly reimbursed or paid by similarly situated companies.

         Following the acquistion of Catcher on May 4, 2005, our current executive officers and directors took office. Charles Sander, a director and President and Chief Executive Officer of the Company and Chief Executive Officer of Catcher, Ira Tabankin, a director and Secretary of the Company and Chairman and Chief Technology Officer of Catcher and Jeff Gilford, the Company's Chief Financial Officer each have employment agreements with Catcher. See "Employment Agreements" below.


         On October 24, 2005, our board of directors approved the following cash compensation terms for our non-employee directors: Non-employee directors will be paid a total of $1,500 per day for each day their services are required, including such parts of a day required for traveling to any meeting or other event for which their participation has been requested on behalf of the Company, and additionally be reimbursed for all reasonable travel expenses incurred as a result of their participation. Non-employee directors also will be paid $500 for conference call participation.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There were no interlocking relationships between us and other entities that might affect the determination of the compensation of its directors and executive officers.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned during the years ended December 31, 2003 and 2004 by our former and current chief executive and of each executive whose annual compensation in the fiscal year ended December 31, 2004 exceeded $100,000:

                 SUMMARY COMPENSATION TABLE FOR LAST FISCAL YEAR


                                                                                                   LONG TERM
                                                                                                 COMPENSATION
                                                         ANNUAL COMPENSATION                        AWARDS
                                                         -------------------                        ------
                                                                                              SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR          SALARY($)           BONUS($)                 OPTIONS
---------------------------              ----          ---------           --------                 -------
Charles Sander                           2004                  0                  0                   (1)
President, Chief Executive               2003                  0                  0
Officer, and Director                                        (1)


Ira Tabankin                             2004                  0                  0                   (2)
Director and Secretary                   2003                  0                  0
                                                             (2)

Jeff Gilford                             2004                  0                  0                   (3)
Chief Financial Officer                  2003                  0                  0
                                                             (3)

Nicholas Rigopulos                       2004                  0                  0                 167,000
(Former Chief Executive Officer          2003                  0                  0                1,300,000
and Chief Financial Officer)                                 (4)

Jules Benge Prag                         2004                  0                  0                    0
(Former Secretary)                       2003                (5)                  0                    0

(1) Mr. Sander's employment commenced with Catcher effective May 4, 2005. Prior to that time, he received no compensation from us. See "Employment Agreements" below.


(2) Mr. Tabankin's employment commenced with Catcher effective April 21, 2005. Prior to that time, he received no compensation from us. See "Employment Agreements" below.

(3) Mr. Gilford's employment commenced with Catcher effective June 16, 2005. Prior to that time, he received no compensation from us in his capacity as a consultant and principal of Blackford Partners. See "Certain Relationships and Related Party Transactions" and "Employment Agreements" below. In addition, Mr. Gilford was granted options to purchase a total of 918,000 shares of our common stock, 227,167 of which have vested as of July 31, 2005. See "Employment Agreements."


 (4) On January 8, 2003, we issued 300,000 shares of common stock to Nicholas Rigopulos, in lieu of salary. These shares were valued at $1,500 based on a trading price of the Company's shares at $0.005 per share on the date of issuance. On July 28, 2003, we issued an option to purchase 1,000,000 shares of common stock in lieu of salary. The option was valued at $46,000 based on the difference between the trading price of the Company's shares of $0.05 and the exercise of $0.004 on the date of grant. On February 20, 2004, we issued an option to purchase 167,000 shares of common stock to Nicholas Rigopulos in lieu of salary. The option was valued at $6,680 based on the difference between the trading price of the Company's shares of $0.07 and the exercise of $0.03 on the date of grant. In addition, Nicholas Rigopulos was issued shares of our common stock effective May 5, 2005 in connection with the conversion of certain promissory notes. See "Related Party Transactions."

(5) We issued on July 28, 2003, 200,000 shares of common stock to Jules Benge Prag in lieu of salary. These shares were valued at $10,000 based on the trading price of the Company's shares at $0.05 on the date of issuance.


OPTION GRANTS IN RECENT FISCAL YEARS

         The following table sets forth each grant of stock options during the years ended December 31, 2003 and 2004 to our current and former executive officers. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent our estimate or projection of our common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders' continued employment through the vesting period. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to these executive officers. The potential realizable values shown in the table are calculated by assuming that the estimated fair market value of our common stock on the date of grant increases by 5% and 10%, respectively, during each year of the option term.


                                                            INDIVIDUAL GRANTS
                                       ----------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                        NUMBER OF        PERCENT OF                                 ANNUAL RATES OF STOCK
                                       SECURITIES      TOTAL OPTIONS                                PRICE APPRECIATION FOR
                                       UNDERLYING       GRANTED TO                                       OPTION TERM($)
                                         OPTIONS        EMPLOYEES IN     EXERCISE     EXPIRATION         --------------
         NAME               YEAR         GRANTED        FISCAL YEAR)      PRICE          DATE          5%            10%
         ----               ----         -------        ------------      -----          ----          --            ---
Nicholas Rigopulos          2004         167,000          100.00%         $0.03          2014       $14,863        $28,843
(Former Chief               2003       1,000,000          100.00%         $0.004         2013       $86,000       $138,600
Executive Officer and
Chief Financial
Officer)

Jeff Gilford (1)            2004       0                  0                   -            -           -              -
                            2003



(1) On June 24, 2005, Jeff Gilford, our current chief financial officer, was granted options to purchase a total of 918,000 shares of our common stock, of which 199,425 shares have vested as of October 31, 2005. In addition, Mr. Gilford also holds a warrant to purchase 65,000 fully vested shares of common stock, which we granted on June 24, 2005. See "Employment Agreements."


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the options exercised by our current and former executive officers in the years ended December 31, 2003 and 2004 and the year-end number and value of unexercised options with respect to each of these executive officers.


                                                                  NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                   AT FISCAL YEAR-END              AT FISCAL YEAR-END($)(2)
                                                                   ------------------              -----------------------
                               SHARES
                              ACQUIRED
                                 ON           VALUE
NAME                 YEAR     EXERCISE      REALIZED(1)      EXERCISABLE      UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
----                 ----     --------      -----------      -----------      -------------      -----------    -------------
Nicholas Rigopulos   2004     167,000        $6,700               0                 0                 0               0
(Former Chief        2003     1,000,000      $46,000              0                 0                 0               0
Executive
Officer and
Chief Financial
Officer)

Jeff Gilford         2004     0                  0                0                 0                 0               0
(Current Chief       2003     0                  0                0                 0                 0               0
Financial
Officer (3)

(1) Based on the fair market value of our common stock on the date of exercise, less the exercise price payable for such shares.

(2)      Based on the fair market value of our common stock at fiscal year end

(3) On June 24, 2005, Jeff Gilford, our current chief financial officer, was granted options to purchase a total of 918,000 shares of our common stock, of which 264,425 shares have vested as of October 31, 2005. Mr. Gilford also holds a warrant to purchase 65,000 shares of common stock, which we granted on June 24, 2005. See "Employment Agreements."

         2005 STOCK INCENTIVE PLAN

         On October 24, 2005, our board of directors approved our 2005 Stock Incentive Plan. We have reserved 2,219,000 shares of our common stock for issuance under the 2005 Stock Incentive Plan, subject to adjustment for a stock split, or any future stock dividend or other similar change in our common stock or capital structure. No awards have yet been granted under the 2005 Stock Incentive Plan and therefore 2,219,000 shares of our common stock remain available for grant. The continuance of the 2005 Stock Incentive Plan is subject to approval of the plan by our stockholders, which approval must be obtained within 12 months of the date of approval by the board of directors.

         In addition, on October 24, 2005, our board of directors terminated the Employee Stock Plan and Director Stock Plan that the board previously had approved on June 24, 2005. These prior plans never became effective and no awards were granted under these prior plans before their termination.

         The 2005 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as "awards." Stock options granted under the 2005 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.

         The board of directors or a committee designated by the board, referred to as the "plan administrator," will administer the 2005 Stock Incentive Plan, including selecting the participants, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award and determining the vesting and exercise periods of each award.

         The maximum number of shares subject to options and stock appreciation rights that may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant's commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which will not count against the limit set forth in the previous sentence. The maximum number of awards of restricted stock and restricted stock units that are intended to be performance-based compensation under 162(m) of the Internal Revenue Code that may be granted to a participant during a calendar year is 1,000,000 shares.

         In the event of a change in control where the acquirer does not assume awards granted under the 2005 Stock Incentive Plan, the awards outstanding under the 2005 Stock Incentive Plan will become fully vested (immediately prior to the change in control) and terminate upon the consummation of the change in control.

         Unless terminated sooner, the 2005 Stock Incentive Plan will automatically terminate in 2015. The board of directors will have authority to amend or terminate the 2005 Stock Incentive Plan. No amendment or termination of the 2005 Stock Incentive Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we will obtain stockholder approval of any such amendment to the 2005 Stock Incentive Plan in such a manner and to such a degree as required.


EMPLOYMENT AGREEMENTS


         Catcher entered into an employment agreement with Charles Sander effective as of April 21, 2005 pursuant to which Mr. Sander is employed as the Chief Executive Officer of Catcher and the Company. The current term of the agreement expires May 4, 2008 but will be automatically renewed for additional three-year periods until either party gives the other party written notice of its intent not to renew at least 60 days prior but no more than 90 days prior to the end of the term. Mr. Sander's base salary is $250,000 per annum. Mr. Sander is entitled to participate in Catcher's bonus program which will be dependent upon the achievement of certain milestones and to participate in any stock option plan that the Company may have in effect for executive employees of Catcher. If his employment agreement is terminated under certain circumstances, Mr. Sander will be entitled to severance payments equal to up to two years (or the remainder of the contract term, if greater) of his base salary and bonus. Effective July 29, 2005, but retroactive to the commencement of Mr. Sander's employment with us, we agreed to amend his employment agreement to provide that retroactive to May 4, 2005, Mr. Sander will be entitled to a $20,000 signing bonus, a car allowance of $700 per month and reimbursement of reasonable and necessary business expenses incurred by Mr. Sander in accordance with our reimbursement policies.

         Catcher entered into an employment agreement with Ira Tabankin effective as of April 21, 2005 pursuant to which Mr. Tabankin is employed as the Chief Technology Officer and Chairman of Catcher. The current term of the agreement expires April 21, 2008 but will be automatically renewed for additional three-year periods until either party gives the other party written notice of its intent not to renew at least 60 days prior but no more than 90 days prior to the end of the term. Mr. Tabankin's base salary is $216,000 per annum. Mr. Tabankin is entitled to participate in Catcher's bonus program which will be dependent upon the achievement of certain milestones and to participate in any stock option plan that the Company may have in effect for executive employees of Catcher. If his employment agreement is terminated under certain circumstances, Mr. Tabankin will be entitled to severance payments equal to up to two years (or the remainder of the contract term, if greater) of his base salary and bonus and a royalty equal to 1% of Catcher's gross income for a period of three years following the termination of employment. Effective July 29, 2005, but retroactive to the commencement of Mr. Tabankin's employment with us, we agreed to amend his employment agreement to provide that retroactive to May 4, 2005, Mr. Tabankin will be entitled to a $20,000 signing bonus, a car allowance of $700 per month and reimbursement of reasonable and necessary business expenses incurred by Mr. Tabankin in accordance with our reimbursement policies.

         Catcher entered into an employment agreement with John Sutton effective as of April 21, 2005 pursuant to which Mr. Sutton is employed as the Vice President -- Engineering of Catcher. The current term of the agreement expires April 21, 2006 but will be automatically renewed for additional one-year periods until either party gives the other party written notice of its intent not to renew at least 60 days prior but no more than 90 days prior to the end of the term. Mr. Sutton's base salary is $150,000 per annum. Mr. Sutton is entitled to participate in Catcher's bonus program which will be dependent upon the achievement of certain milestones and to participate in any stock option plan that the Company may have in effect for executive employees of Catcher. If his employment agreement is terminated under certain circumstances, Mr. Sutton will be entitled to severance payments equal to up to six months (or the remainder of the contract term, if greater) of his base salary and bonus. Effective July 29, 2005, but retroactive to the commencement of Mr. Sutton's employment with us, we agreed to amend his employment agreement to provide that retroactive to May 4, 2005, Mr. Sutton will be entitled to a car allowance of $600 per month and reimbursement of reasonable and necessary business expenses incurred by Mr. Sutton in accordance with our reimbursement policies.

         Catcher entered into an employment agreement with Jeff Gilford effective as of June 16, 2005 pursuant to which Mr. Gilford is employed as the Chief Financial Officer of Catcher and the Company. The current term of the agreement expires on June 16, 2008 but will be automatically renewed for additional three-year periods until either party gives the other party written notice of its intent not to renew at least 60 days prior but no more than 90 days prior to the end of the term. Mr. Gilford will receive an annual base salary of $200,000 and is entitled to participate in any incentive bonus program Catcher may adopt for its executive employees, provided that, in no event will such incentive bonus program provide for a bonus of less than 50% of Mr. Gilford's base salary upon achievement of certain goals agreed between Catcher and the Board of Directors. In addition, Mr. Gilford will be paid a one-time signing bonus of $15,000 not part of any incentive bonus program or yearly bonus within 30 days from the execution of the Employment Agreement. On June 24, 2005, we granted to Mr. Gilford options to purchase 918,000 shares of our common stock at an exercise price of $3.74 vesting over three years in three separate tranches consisting of
(1) a first tranche of 580,000 shares, 25% of which vests on June 16, 2005 with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2005, (2) a second tranche of 193,000, 25% of which vests on June 16, 2006, with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2006 and (3) a third tranche of 145,000 shares, 25% of which vests on June 16, 2007 with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2007. If there is a "Change of Control" of the Company (as that term will be defined in an agreement between the Company and Mr. Gilford), all unvested options will immediately vest. However, if Mr. Gilford's employment is terminated without Cause or for Good Reason (as each of those terms are defined in the Employment Agreement), any unvested options in a tranche that had commenced to vest will immediately vest. If his employment agreement is terminated under certain circumstances, Mr. Gilford will be entitled to severance payments equal to up to 18 months (or the remainder of the contract term, if greater) of his base salary and bonus.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that during calendar year ended December 31, 2004, all of the Reporting Persons complied with all applicable filing requirements, except for Yale Farar, Paul T. Mannion, Jules Benge Prag IV, Robert Prag and Nicholas Rigopulos each of whom failed to file a Form 3 on a timely basis and each of whom filed a Form 5 on March 31, 2005.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS


         The following table sets forth as of October 31, 2005,

         o each person who is known by us to be the owner of record or beneficial owner of more than 5% of our outstanding common stock;

         o   each of our directors and each of our executive officers;

         o   all of our directors and executive officers as a group; and

         o the number of shares of common stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

         As used in the table below and elsewhere in this prospectus, the term BENEFICIAL OWNERSHIP with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

         Except as otherwise noted below, the address of each of the persons in the table is Catcher Holdings, Inc., 39526 Charlestown Pike, Hamilton, VA 20158-3322.


NAME AND ADDRESS                                                          NUMBER OF SHARES OF COMMON STOCK     PERCENTAGE
                                                                          BENEFICIALLY OWNED                   OF CLASS
                                                                                                               BENEFICIALLY
                                                                                                               OWNED(a)


Ira Tabankin(1)                                                              2,232,341(2)                          16.40%

Charles Sander(1)                                                              2,232,341                           16.40%

Harry L. Casari(1)                                                                --                                 --

Cathal Flynn(1)                                                                   --                                 --

H. Clayton Foushee(1)                                                             --                                 --

Jeff Gilford(1)                                                               288,658(3)                            1.94%

Agile Partners, LP
3500 Alameda De Las Pulgas, Suite 20
Menlo Park , CA 94025                                                        1,299,891(4)                           9.12%

Sandor Capital Master Fund LP
2828 Routh Street, Suite 500
Dallas, Texas, 75201                                                         1,000,000(5)                           7.09%

John Lemak
4410 Bordeaux Ave
Dallas, Texas 75205                                                          1,200,000(6)                           8.16%

London Family Trust
2 Aurora Drive
Montecito, CA 93108                                                           999,891(7)                            7.09%

Robert Prag
2455 El Amigo Road
Del Mar, CA 92014                                                            738,749(8)                             5.43%

All Officers and Directors as a Group (total of 6
     persons)                                                                4,753,340(9)                          34.75%

(a) Based upon a total of 13,608,416 shares of common stock issued and outstanding as of October 31, 2005.

(1)      Current Officer or Director.


(2) Reflects 2,232,333 shares of common stock and one share of Series A Preferred Stock that is convertible to 8 shares of common stock.


(3) Mr. Gilford holds a Warrant to purchase 65,000 shares of common stock. In addition, pursuant to the terms of his Employment Agreement, Mr. Gilford was granted an option to purchase a total of 918,000 shares of common stock, of which a total of 223,658 options are exercisable within 60 days of October 31, 2005.

(4) Based upon the ownership by Agile Partners, L.P. of 649,945 shares of common stock and a Series A Warrant to purchase 324,973 shares of common stock and a Series B Warrant to purchase 324,973 shares of common stock. Scott Cummings has voting and dispositive power on behalf of Agile Partners, LP.

(5) Based upon the ownership by Sandor Capital Master Fund, LP of 500,000 shares of common stock and a Series A Warrant to purchase 250,000 shares of common stock and a Series B Warrant to purchase 250,000 shares of common stock. John Lemak has voting and dispositive power on behalf of Sandor Capital Master Fund, LP.

(6) Based upon (a) the ownership by Mr. Lemak of 100,000 shares of common stock and a Series A Warrant to purchase 50,000 shares of common stock and a Series B Warrant to purchase 50,000 shares of common stock and
         (b) the ownership by Sandor Capital Master Fund, LP of 500,000 shares of common stock and a Series A Warrant to purchase 250,000 shares of common stock and a Series B Warrant to purchase 250,000 shares of common stock.

(7) Based upon the ownership by the London Family Trust of 499,945 shares of common stock and a Series A Warrant to purchase 249,973 shares of common stock and a Series B Warrant to purchase 249,973 shares of common stock. Robert S. London has voting and dispositive power on behalf of London Family Trust.


(8) Based upon the ownership by Robert Prag of 530,542 shares of common stock that were automatically converted from Series A Preferred Stock following the Reverse Split, 61,284 shares issued upon conversion of certain convertible Promissory Notes, 27,778 issued on conversion of warrants and 119,145 shares of common stock held directly by Mr. Prag.


(9) Includes options and warrants to purchase an aggregate of 288,658 shares, which are exercisable within 60 days of October 31, 2005.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our policy is to enter into transactions with related parties on terms that, on the whole, are no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.


         Catcher entered into an Asset Purchase Agreement with LCM Technologies, Inc., a Delaware corporattion ("LCM"), dated as of April 21, 2005 with respect to the purchase by Catcher of substantially all of the assets of LCM and the assumption by Catcher of substantially all of the liabilities of LCM. Pursuant to the agreement, Catcher assumed contracts of LCM, all intellectual property owned by LCM and all information, files correspondence regarding such contracts, and intellectual property. In addition Catcher assumed the obligations under such contracts and certain payables, such as for legal fees. Ira Tabanakin, one of our directors and a shareholder, is the only shareholder of LCM and an officer and director of LCM.

         Catcher entered into a Consulting Agreement with Hayden Communications, Inc. dated as of May 1, 2005 for a period of twelve (12) months at a fee of $5,000 per month plus reimbursement of certain expenses. Immediately following the Acquisition, a fee totaling $160,000 was paid to Hayden Communications, Inc. in respect to the services provided, including capital markets consulting, strategy formulation and marketing material creation and production. The agreement may be terminated by either party at the six-month anniversary. On a ongoing basis, Hayden Communications will develop, implement, and maintain an ongoing stock market support system us with the general objective of expanding awareness among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications. Hayden Communications, Inc. was a shareholder of Catcher whose shares were acquired by us in the Acquisition. Hayden Communications, Inc. is a full service investor relations firm which utilizes its team of consultants located in three regional offices in NYC, Minneapolis and California to provide a range of services to enable its publicly traded clients to communicate in a clear, concise and consistent format with their current shareholders and the investment community. Services range from creating and disseminating press and earnings releases, timely responses and database management for all investor inquiries, creation and updating of financial and corporate materials, scheduling and follow-up for institutional Investor meetings, as well as outreach and meetings with sell-side analysts in various regions and cities throughout the US. Additional services include consulting for: the macro and micro capital and public markets, managing investor expectations, REG FD compliance, and introductions with potential strategic partners which could further expand the clients business prospects and accelerate the company's growth plans.

         Catcher entered into a Consulting Agreement with The Del Mar Consulting Group, Inc. ("DCG") for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. DCG will perform the following services: (1) review business plans, strategies, mission statements budgets, proposed transactions and other plans; (2) assist us in preparing for press conferences and other forums involving the media; (3) maintain an awareness of our plans, strategy and personnel, as they may evolve during such period, and consult and assist us in ways to communicate appropriate information regarding such plans, strategy and personnel to the media; and (4) provides analysis to test whether business plans and strategies have a sound foundation with assumptions that are realistic and achievable. DCG is a shareholder of Catcher whose shares were acquired by us in the Acquisition. Robert B. Prag, a principal of DCG, beneficially owns shares of our common stock. Mr. Prag has spent the past twenty-one years in senior active roles in various areas of investment, strategic planning, mergers and acquisitions, corporate finance and investor relations. He received in 1982 double B.S. degrees with honors from the University of Maryland in finance and economics. In 1990, he received an MBA with honors in finance from The George Washington University. Subsequently, he attained level II status in the Chartered Financial Analyst ("CFA") program. From 1983 through 1992, Mr. Prag was a

Senior Vice President with Corporate Investment International ("CII") in Maryland. At CII, Mr. Prag concentrated on mergers & acquisitions and business strategies. Mr. Prag was a dealmaker in the sale or merger of more than 100 privately held businesses.

         Catcher entered into a Consulting Agreement with Kai Hansen for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. The agreement may be terminated by either party at the six-month anniversary. Mr. Hansen will facilitate the our marketing, public relations and presentation requirements, including the development of all marketing and related media materials used to promote the CATCHER(TM) device including website, brochures, training materials, and press releases. Mr. Hansen is a shareholder of Catcher whose shares were acquired by us in the Acquisition. Kai Hansen founded Kindred Strategies, Inc. during 2000 as a strategic consulting entity, and has provided both marketing and strategic communication consulting services for such corporations as Stellarum, Inc., Urban West Strategies, and a variety of clients in industries ranging from technology manufacturing, property development, motor sports racing and sponsorship. Consulting projects have included developing extensive marketing collateral for international clients such as United Airlines, a multi-year development of 3D collateral for Siemens, property development strategies with Eastlake Development Company, and motor sports sponsorships with entities such as Ferrari of North America.


         Catcher entered into a Services Agreement with BlackFord Partners, Inc., dated as of May 6, 2005, whereby BlackFord Partners, Inc. agreed to provide financial and accounting advisory services to Catcher and us at a rate of $75 to $125 per hour depending on the type of services rendered. Pursuant to an Amendment to the Services Agreement, dated as of June 24, 2005, a warrant to purchase 20,000 shares of our common stock at an exercise price of $3.74 was issued to Stan Blackburn and a warrant to purchase 65,000 shares of our common stock at an exercise price of $3.74 was issued to Jeff Gilford. Jeff Gilford, our Chief Financial Officer is a principal of Blackford Partners, Inc.

         Catcher entered into an employment agreement with Charles Sander effective as of the closing of the Acquisition pursuant to which Mr. Sander is employed as the Chief Executive Officer of Catcher and the Company. See "Management -Employment Agreements" above.

         Catcher entered into an employment agreement with Ira Tabankin effective as of the closing of the Acquisition pursuant to which Mr. Tabankin is employed as the Chief Technology Officer and Chairman of Catcher. See "Management -Employment Agreements" above.

         Catcher entered into an employment agreement with Jeff Gilford effecitve as of June 16, 2005 pursuant to which Mr. Gilford is employed as the Chief Financial Officer of Catcher. See "Management - Employment Agreements" above.

         Catcher entered into an employment agreement with John Sutton effective as of the closing of the Acquisition pursuant to which Mr. Sutton is employed as the Vice President -- Engineering of Catcher. See "Management - Employment Agreements" above.


         On July 28, 2003, Paul Manion, Robert Prag and Belle Group Ltd., which is beneficially owned by Yale Farrar, each then significant shareholders of the Company, exercised their unit purchase warrants at $0.03 and received 558,333 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 558,333 shares of common stock for a total of 1,116,666 shares. In addition Martin Zalin exercised a warrant at $.03 and received 5,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. Total proceeds of $44,816 were received in connection with the exercises of all the warrants.

         In October and November of 2003, Jay Farar, Timothy M. Post, Jerome C. and Nancy M. Post, Scott M. Panzer, Leonard B. Panzer, and Billy R. and Charlene Thompson exercised their unit purchase warrants at $0.03 and received 135,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 135,000 shares of common stock for a total of 270,000 shares. Total proceeds of $10,800 were received in connection with the exercise of these warrants. One of the warrant holders was Jay Farrar, then a significant stockholder, and the other warrant holders were not affiliates of the Company.

         We granted an option to purchase 1,000,000 shares of our common stock to Nicholas Rigopulos, our then chief executive officer and director, in lieu of salary pursuant to a stock option agreement dated as of July 30, 2003. The options vested immediately and had an exercise price of $0.004 per share. We recorded $46,000 in connection with the issuance of the options which is included in administrative expense in the accompanying statement of operations for the year ended December 31, 2003. Mr. Rigopulos exercised options to purchase all 1,000,000 shares of our common stock on July 30, 2003 for proceeds of $4,000.

         In February 2004, we issued an option to purchase 167,000 shares of our common stock to Mr. Rigopulos, our then chief executive officer and director, in lieu of salary. The options vested immediately and had an exercise price of $0.03. Mr. Rigopulos exercised options to purchase all 167,000 shares of our common stock on March 9, 2004 for proceeds of $5,010.

         We issued an aggregate of 3,000,000 shares of our common stock for services rendered, 1,000,000 shares each, to Paul Mannion, Yale Farrar and Robert Prag, each consultants to us pursuant to consulting agreements dated July 28, 2003. The shares were valued at $150,000 based on a market value of the our common stock at $0.05 per share. Mr. Mannion provided financial and strategic consulting services. Mr. Prag's consulting services were identifying and recruiting qualified management and directors and advising and consulting the Company with respect to the composition of the board of directors and management team. Mr. Farrar's consulting services were identifying and advising the Company with respect to acquisitions and/or merger proposals. Such agreements were filed as exhibits to the Form S-8 filed with the SEC on September 15, 2003.


         On July 28, 2003, we issued 200,000 shares of our common stock to Jules Benge Prag, our then secretary and director as compensation for services rendered. The shares were valued at $10,000, based on a market value of our common stock of $0.05 per share.


         On January 8, 2003, we issued 300,000 shares of our common stock to Mr. Rigopulos, our then President and Chief Executive Officer and director, in lieu of salary. The shares were valued at $1,500, based on a market value of the our common stock at $.005 per share.


CONVERTIBLE NOTES

Throughout 2004 and early 2005 as described below, we entered into the following convertible promissory notes with certain of our investors, which notes were automatically converted effective May 4, 2005 to an aggregate of 1,544,524 shares of our common stock upon our acquisition of Catcher:

         o In February 2004, we entered into convertible promissory notes with Robert Prag, Jay Farar and Paul Mannion for gross proceeds of $13,000. The notes had interest at a rate of 6% and matured on September 30, 2004. The notes were convertible into our common stock at a conversion price of $0.03 per share at any time after September 30, 2004. September 2004 we amended the notes payable to extend the maturity date to January 31, 2005. On February 1, 2005 we amended the notes payable to extend the maturity date to January 31, 2006.

         o In July 2004, we entered into two convertible promissory notes with Jay Farar and Paul Mannion for gross proceeds of $10,000. The notes had interest at a rate of 6% and matured on January 31, 2005. The notes were convertible into our common stock at a conversion price $0.03 per share at any time after January 31, 2005. On February 1, 2005 we amended the notes payable to extend the maturity date to January 31, 2006.

         o In September 2004, we entered into a convertible promissory note with Robert Prag for gross proceeds of $5,000. The note had interest at a rate of 6% and matured on January 31, 2005. The note were convertible into our common stock at a conversion price of $0.03 per share at any time after January 31, 2005. On February 1, 2005 we amended the notes payable to extend the maturity date to January 31, 2006.

         o In January 2005, we entered into a convertible promissory note with Nicholas Rigopulos, our then chief executive officer, chief financial officer and director for gross proceeds of $5,000. The note had interest at a rate of 6% and matures on July 31, 2005. The note was convertible into our common stock at a conversion price of $0.03 per share at any time after January 31, 2005. The note was only to be converted at our option. On February 1, 2005 the we amended the notes payable to extend the maturity date to January 31, 2006.

         o In April 2005, we entered into four convertible promissory notes with Nicholas Rigopulos, Paul Mannion, Robert Prag and Jay Farar for gross proceeds of $36,000. The notes had interest at a rate of 1% and matured on January 31, 2006. The note was convertible into our common stock at a conversion price of $0.10 per share at any time after August 31, 2005.

         o In May 2005, we entered into a convertible promissory note with Nicholas Rigopulos, our then chief executive officer, chief financial officer and director in exchange for payment of $2,975 of expenses. The note had interest at a rate of 6% and matured on January 31, 2006. The note was convertible into our common stock at a conversion price of $0.10 per share at any time after August 31, 2005. The note was only to be converted at our option.

                              SELLING STOCKHOLDERS

         This prospectus relates to the resale from time to time of up to a total of 15,490,404 shares of common stock by selling stockholders, comprising:


         o 12,013,044 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933; and

         o 3,477,360 shares of common stock underlying warrants that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933.

         The following table set forth certain information regarding the beneficial ownership of our common stock as to the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholders and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of October 31, 2005 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 13,608,416 shares of common stock outstanding as of October 31, 2005.


         Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates:

         Charles Sander is our current chief executive officer and a director;

         Ira Tabankin is our current secretary and a director;

         Jeff Gilford is our current chief financial officer and was formerly a consultant to Catcher pursuant to a services agreement with BlackFord Partners, Inc.;

         Nicholas Rigopulos was formerly our Chief Executive Officer, Chief
              Financial Officer and a Director;


         John Sutton is the Vice President, Operations of Catcher;

         Paul Mannion is formerly a consultant to the Company pursuant to a consulting agreement dated July 28, 2003 pursuant to which Mr. Mannion was issued 1,000,000 shares of our common stock that were registered on Form S-8 dated September 15, 2003;

         Robert Prag is formerly a consultant to the Company pursuant to a consulting agreement dated July 28, 2003 pursuant to which Mr. Prag was issued 1,000,000 shares of our common stock that were registered on Form S-8 dated September 15, 2003. Mr. Prag currently provides consulting services to us pursuant to a consulting agreement;


         Kai Hansen currently provides consulting services to us pursuant to a consulting agreement;


         Hayden Communications, Inc. currently provides consulting services to us pursuant to a consulting agreement; and

         Stan Blackburn provides consulting services to Catcher pursuant to a services agreement with BlackFord Partners, Inc.

         The term "selling stockholders" also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

         The selling stockholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering. These selling stockholders acquired their shares by purchase exempt from registration under section 4(2) of the Securities Act of 1933 or Regulation D under the Securities Act of 1933. The selling stockholders acquired their shares in the ordinary course of business. We believe that the selling stockholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling stockholders. The securities included in this list include securites which would otherwise become saleable from time to time pursuant to Rule 144 as currently in effect.


                                         TOTAL         SHARES REGISTERED      % BEFORE       % AFTER
      NAME AND ADDRESS                SHARES OWNED                            OFFERING       OFFERING    RELATIONSHIP (IF ANY)

-------------------------------------------------------------------------------------------------------------------------------
   Gregory J. Berlacher               120,000 (1)         120,000 (1)           0.88            0
   1150 First Avenue
   #600
   King of Prussia, PA 19406


   Daniel C. Gardner - IRA
   Bear Stearns Securities Corp.
   Cust. f/b/o Daniel Gardner
   534 Camp Woods Circle
   Villa Nova, PA 19085                36,668 (2)          36,668 (2)           0.27            0


   Daniel C. Gardner
   534 Camp Woods Circle
   Villa Nova, PA 19085               132,000 (3)         132,000 (3)           0.97            0


   Richard Johnson
   965 Pinehurst Drive
   Chester Springs, PA 19425           33,000 (4)          33,000 (4)           0.24            0


   Jay D. Seid
   c/o Emerging Growth Equities
   1150 First Avenue, Suite 600
   King of Prussia, PA 19406          132,000 (5)         132,000 (5)           0.97            0

                                         TOTAL         SHARES REGISTERED      % BEFORE       % AFTER
      NAME AND ADDRESS                SHARES OWNED                            OFFERING       OFFERING    RELATIONSHIP (IF ANY)

-------------------------------------------------------------------------------------------------------------------------------
   Robert A. Berlacher - IRA
   Bear Stearns as IRA Cust. f/b/o
   Robert A. Berlacher
   676 Church Road
   Villa Nova, PA 19085                66,000(6)           66,000(6)            0.48            0


   Ballyshannon Partners, L.P.
   325 Bryn Mawr Avenue
   Bryn Mawr, PA 19010                290,391(7)          290,391(7)            2.12            0


   Ballyshannon Family
   Partnership, L.P.
   325 Bryn Mawr Avenue
   Bryn Mawr, PA 19010                132,000 (8)         132,000 (8)           0.97            0


   Peter G. Stanley and Susan H.
   Stanley
   610 West Gatehouse Lane
   Philadelphia, PA 19118             132,500 (9)         132,500 (9)           0.97            0


   Matison Euroinvest Ltd.
   c/o Budin & Partners
   20 Rue Senebier
   PO Box 166
   Channel 1211, Geneva,
   Switzerland                        157,279 (10)        157,279 (10)          1.15            0


   VFT Special Ventures, Ltd.
   1150 First Avenue, Suite 600
   King of Prussia, PA 19406          330,000 (11)        330,000 (11)          2.40            0


   Chardonnay Partners, L.P.
   1150 First Avenue, Suite 600
   King of Prussia, PA 19406           33,000 (12)        33,000 (12)           0.24            0


   Cabernet Partners, L.P.
   1150 First Avenue, Suite 600
   King of Prussia, PA 19406           99,000 (13)        99,000 (13)           0.73            0

                                         TOTAL         SHARES REGISTERED      % BEFORE       % AFTER
      NAME AND ADDRESS                SHARES OWNED                            OFFERING       OFFERING    RELATIONSHIP (IF ANY)

-------------------------------------------------------------------------------------------------------------------------------
   Paul Berlacher, M.D.
   7201 Forest Brook Drive
   Sylvania, Ohio 43560                33,000 (14)         33,000 (14)          0.24            0


   Heart Specialists of NW Ohio
   Profit Sharing Plan and Trust
   f/b/o Franz J. Berlacher, M.D.
   5549 Ginger Tree Lane
   Toledo, OH 43623                    33,000 (15)         33,000 (15)          0.24            0


   Northwood Capital Partners, LP
   1150 First Avenue, Suite 600
   King of Prussia, PA 19406          264,000 (16)        264,000 (16)          1.93            0


   Porter Partners, L.P.
   300 Drakes Landing Road
   Suite 175
   Greenbrae, CA 94904                 66,000 (17)         66,000 (17)          0.48            0


   Christopher F. Cummings
   475 Stonehaven Drive
   Dayton, OH 45429                   300,000 (18)        300,000 (18)          2.19            0


   Agile Partners, L.P.
   3500 Alameda De Las Pulgas
   Suite 200
   Menlo Park, CA 94025             1,299,891 (19)      1,299,891 (19)          9.28            0


   Sandor Capital Master Fund, L.P.
   2828 Routh Street, Suite 500
   Dallas, Texas, 75201             1,000,000 (20)      1,000,000 (20)          7.18            0


   John S. Lemak
   4410 Bordeaux Ave
   Dallas, Texas 75205                200,000 (21)        200,000 (21)          1.46            0


   London Family Trust, Robert S.
   London, Trustee
   212 Aurora Drive
   Motecito, CA 93108                  999,891(22)        999,891(22)           7.18            0

                                         TOTAL         SHARES REGISTERED      % BEFORE       % AFTER
      NAME AND ADDRESS                SHARES OWNED                            OFFERING       OFFERING    RELATIONSHIP (IF ANY)

-------------------------------------------------------------------------------------------------------------------------------
   Carlton Meyer
   1106 Ednor Road
   Silver Springs, MD 20905            99,947 (23)        99,947 (23)           0.73            0


   George King
   5577 Vantage Point Road
   Columbia, MD 21044                 299,947 (24)        299,947 (24)          2.18            0


   Brian Barton
   19816 Meredith Drive
   Derwood, MD 20855                  299,947 (25)        299,947 (25)          2.18            0


   Mark Nicosia
   21809 Gaithers Meadow Lane
   Brookville, MD 20833               299,947 (26)        299,947 (26)          2.18            0


   Burlingame Equity Investors
   (Offshore) Ltd.
   One Sansome Street
   Suite 2900
   San Francisco, CA 94104             16,779 (27)        16,779 (27)           0.12            0


   Burlingame Equity Investors, LP
   One Sansome Street
   Suite 2900
   San Francisco, CA 94104             84,891 (28)        84,891 (28)           0.62            0

   Brian Corbman
   1637 Oakwood Drive, Unit 5222
   Narberth, PA 19072                 299,951 (29)        299,951 (29)          2.18            0

   Tammer Fahey
   301 West 18th Street, #4                                                     2.90
   New York, NY 10011                 399,940 (30)        399,940 (30)                          0


   Rawleigh Hazen Ralls IV
   744 Spruce Street
   Boulder, CO 80302                  499,947 (31)        499,947 (31)          3.63            0


   Katherine O'Leary
   2819 Fourth Street
   Boulder, CO 80304                  149,947 (32)        149,947 (32)          1.10            0

                                         TOTAL         SHARES REGISTERED      % BEFORE       % AFTER
      NAME AND ADDRESS                SHARES OWNED                            OFFERING       OFFERING    RELATIONSHIP (IF ANY)

-------------------------------------------------------------------------------------------------------------------------------
   Richard O'Leary
   2819 Fourth Street
   Boulder, CO 80304                  149,947 (33)        149,947 (33)          1.10            0

   Alon Kutai
   5423 Foxhound Way
   San Diego, CA 92130                200,000 (34)        200,000 (34)          1.46            0

   Bryan Smyth
   4417 Tivoli Street
   San Diego, CA 92107                 50,000 (35)        50,000 (35)           0.37            0

   John & Cindy Boyle
   375 Fairview Farms Road
   Campo Bello, SC 29322               60,000 (36)        60,000 (36)           0.44            0


   Michael Pruitt
   11502 Stonebrier Drive
   Charlotte, NC 28277                 50,000 (37)        50,000 (37)           0.37            0


   Craig Samuels
   13990 Rancho Dorado Bend
   San Diego, CA 92130                100,000 (38)        100,000 (38)          0.73            0


   Schreiber Living Trust
   12220 El Camino Real
   Suite 400
   San Diego, CA 92130
   Dan Schreiber ###-##-####           49,947 (39)        49,947 (39)           0.37            0


   John Sutton                                                                                            Vice President --
   1801 Warner Ranch Drive,                                                                                Engineering of
   #1718                                                                                                   Catcher, Inc.
   Round Rock, Texas 78664            240,625             240,625             1.77              0


   Steven A. Moore
   2250 Big Pine Road
   Escondido, CA                         15,542              15,542             0.11            0


   Campbell Family Trust
   4360 E. Burchell Drive
   Hayden Lake, ID 83835               31,098(40)          31,098(40)           0.23            0

                                         TOTAL         SHARES REGISTERED      % BEFORE       % AFTER
      NAME AND ADDRESS                SHARES OWNED                            OFFERING       OFFERING    RELATIONSHIP (IF ANY)

-------------------------------------------------------------------------------------------------------------------------------
   Aldrige Industries, Inc.
   525 Round Rock West #275
   Round Rock, Texas 78681             61,250(41)          61,250(41)           0.45            0

                                                                                                         Ira Tabankin is a
                                                                                                         Director and
                                                                                                         Secretary of the
   Ira J. Tabankin                                                                                       Company and Chief
   38881 Irish Corner Road                                                                               Technology Officer of
   Lovettesville, VA 20180          2,232,341           2,232,341              16.40            0        Catcher


                                                                                                         Charles Sander is the
   Charles Sander                                                                                        President and Chief
   39526 Charlestown Pike                                                                                Executive Officer of
   Hamilton, VA 20158-3322          2,232,341           2,232,341              16.40            0        the Company

                                                                                                         Robert Prag is a
                                                                                                         principal of Del Mar
                                                                                                         Consulting Group,
                                                                                                         which has a
                                                                                                         Consulting Agreement
   Robert Prag                                                                                           with Catcher, Inc.
   2455 El Amigo Road                                                                                    See "Related Party
   Del Mar, CA 92014                  738,749(42)         591,826 (42)          5.43         1.07        Transactions"

                                                                                                         Kai Hansen is a
                                                                                                         principal of Del Mar
                                                                                                         Consulting Group,
                                                                                                         which has a
                                                                                                         Consulting Agreement
   Kai Hansen                                                                                            with Catcher, Inc.
   P.O. Box 12610                                                                                        See "Related Party
   San Diego, CA 92112                437,500 (43)        437,500 (43)          3.21            0        Transactions"

                                                                                                         Hayden
                                                                                                         Communications, Inc.
                                                                                                         provides consulting
   Hayden Communications, Inc.                                                                           services to Catcher.
   1401 Hewens Drive                                                                                     See "Related Party
   North Myrtle Beach, SC 29582       437,500 (44)        437,500 (44)          3.21            0        Transactions"

                                                                                                         Former Director,
                                                                                                         Chief Executive
   Nicolas Rigopulos                                                                                     Officer and Chief
   PO Box 415                                                                                            Financial Officer of
   Boston, MA 02117                   258,462              63,166               1.90         1.44        the Company

                                         TOTAL         SHARES REGISTERED      % BEFORE       % AFTER
      NAME AND ADDRESS                SHARES OWNED                            OFFERING       OFFERING    RELATIONSHIP (IF ANY)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Paul Manion is
                                                                                                         formerly a consultant
                                                                                                         to the Company
                                                                                                         pursuant to a
                                                                                                         Consulting Agreement
                                                                                                         dated July 28, 2003
                                                                                                         pursuant to which Mr.
                                                                                                         Manion was issued
                                                                                                         1,000,000 shares of
                                                                                                         our common stock that
   Paul Mannion                                                                                          were registered on
   4390 Rivercross Drive                                                                                 Form S-8 dated
   Norcross, VA 30092                 231,482              61,458               1.70         1.25        September 15, 2003.

                                                                                                         Jeff Gilford is the
   Jeff Gilford                                                                                          Chief Financial
   3310 Avenida Anacap                                                                                   Officer of the
   Carlsbad, CA 92009                 288,658 (45)        65,000 (46)           2.08         1.64        Company

                                                                                                         Stan Blackburn is a
                                                                                                         principal of
                                                                                                         Blackford Partners
                                                                                                         which provided
                                                                                                         accounting advisory
   Stan Blackburn                                                                                        services to the
   12643 La Tortola                                                                                      Company. See "Related
   San Diego, CA  92129                20,000 (47)        20,000 (47)           0.15            0        Party Transactions"

------------------------

(1) Reflects 82,500 shares of common stock, a Series A Warrant to purchase 7,500 shares of common stock and a Series B Warrant to purchase 30,000 shares of common stock.

(2) Reflects 25,211 shares of common stock, a Series A Warrant to purchase 2,290 shares of common stock and a Series B Warrant to purchase 9,167 shares of common stock. Daniel C. Gardner has voting and dispositive power on behalf of Daniel C. Gardner - IRA.

(3) Reflects 66,000 shares of common stock, a Series A Warrant to purchase 33,000 shares of common stock and a Series B Warrant to purchase 33,000 shares of common stock.

(4) Reflects 22,688 shares of common stock, a Series A Warrant to purchase 2,062 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock.

(5) Reflects 90,750 shares of common stock, a Series A Warrant to purchase 8,250 shares of common stock and a Series B Warrant to purchase 33,000 shares of common stock.

(6) Reflects 42,500 shares of common stock, a Series A Warrant to purchase 7,000 shares of common stock and a Series B Warrant to purchase 16,500 shares of common stock. Robert A. Berlacher has voting and dispositive power on behalf of Robert A. Berlacher - IRA.

(7) Reflects 181,593 shares of common stock, a Series A Warrant to purchase 36,200 shares of common stock and a Series B Warrant to purchase 72,598 shares of common stock. Bruce Tecker has voting and dispositive power on behalf of BallyShannon Partners, L.P.

(8) Reflects 82,500 shares of common stock, a Series A Warrant to purchase 16,500 shares of common stock and a Series B Warrant to purchase 33,000 shares of common stock. Bruce Tecker has voting and dispositive power on behalf of BallyShannon Family Partnership.

(9) Reflects 91,094 shares of common stock, a Series A Warrant to purchase 8,281 shares of common stock and a Series B Warrant to purchase 33,125 shares of common stock.

(10) Reflects 108,129 shares of common stock, a Series A Warrant to purchase 9,830 shares of common stock and a Series B Warrant to purchase 39,320 shares of common stock. Robert H. Hesse has voting and dispositive power on behalf of Matison Euroinvest Ltd.

(11) Reflects 165,000 shares of common stock, a Series A Warrant to purchase 82,500 shares of common stock and a Series B Warrant to purchase 82,500 shares of common stock. Gregory Berlacher has voting and dispositive power on behalf of VFT Special Ventures, Ltd.

(12) Reflects 20,750 shares of common stock, a Series A Warrant to purchase 4,000 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock. Robert A. Berlacher has voting and dispositive power on behalf of Chardonnay Partners, L.P.

(13) Reflects 64,250 shares of common stock, a Series A Warrant to purchase 10,000 shares of common stock and a Series B Warrant to purchase 24,750 shares of common stock. Robert A. Berlacher has voting and dispositive power on behalf of Cabernet Partners, L.P.

(14) Reflects 20,750 shares of common stock, a Series A Warrant to purchase 4,000 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock.

(15) Reflects 20,750 shares of common stock, a Series A Warrant to purchase 4,000 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock. Franz Berlacher has voting and dispositive power on behalf of Heart Specialists of NW Ohio Profit Sharing/401K Plan fbo Franz Berlacher.

(16) Reflects 173,000 shares of common stock, a Series A Warrant to purchase 25,000 shares of common stock and a Series B Warrant to purchase 66,000 shares of common stock. Robert A. Berlacher has voting and dispositive power on behalf of Northwood Capital Partners, LP.

(17) Reflects 33,000 shares of common stock, a Series A Warrant to purchase 16,500 shares of common stock and a Series B Warrant to purchase 16,500 shares of common stock. Jeffrey H. Porter has voting and dispositive power on behalf of Porter Partners LP.

(18) Reflects 206,250 shares of common stock, a Series A Warrant to purchase 18,750 shares of common stock and a Series B Warrant to purchase 75,000 shares of common stock.

(19) Reflects 893,675 shares of common stock, a Series A Warrant to purchase 81,243 shares of common stock and a Series B Warrant to purchase 324,973 shares of common stock. Scott Cummings has voting and dispositive power on behalf of Agile Partners, L.P.

(20) Reflects 687,500 shares of common stock, a Series A Warrant to purchase 62,500 shares of common stock and a Series B Warrant to purchase 250,000 shares of common stock. John Lemack has voting and dispositive power on behalf of Sandor Capital Master Fund, LP.

(21) Reflects 137,500 shares of common stock, a Series A Warrant to purchase 12,500 shares of common stock and a Series B Warrant to purchase 50,000 shares of common stock.

(22) Reflects 687,445 shares of common stock, a Series A Warrant to purchase 62,473 shares of common stock and a Series B Warrant to purchase 249,973 shares of common stock. Robert S. London has voting and dispositive power on behalf of London Family Trust.

(23) Reflects 49,973 shares of common stock, a Series A Warrant to purchase 24,987 shares of common stock and a Series B Warrant to purchase 24,987 shares of common stock.

(24) Reflects 149,973 shares of common stock, a Series A Warrant to purchase 74,987 shares of common stock and a Series B Warrant to purchase 74,987 shares of common stock.

(25) Reflects 149,973 shares of common stock, a Series A Warrant to purchase 74,987 shares of common stock and a Series B Warrant to purchase 74,987 shares of common stock.

(26) Reflects 149,973 shares of common stock, a Series A Warrant to purchase 74,987 shares of common stock and a Series B Warrant to purchase 74,987 shares of common stock.

(27) Reflects 8,389 shares of common stock, a Series A Warrant to purchase 4,195 shares of common stock and a Series B Warrant to purchase 4,195 shares of common stock. Blair E. Stanford has voting and dispositive power on behalf of Burlingame Equity Investors (Offshore) Ltd.

(28) Reflects 42,445 shares of common stock, a Series A Warrant to purchase 21,223 shares of common stock and a Series B Warrant to purchase 21,223 shares of common stock. Blair E. Stanford has voting and dispositive power on behalf of Burlingame Equity Investors, LP.

(29) Reflects 149,975 shares of common stock, a Series A Warrant to purchase 74,988 shares of common stock and a Series B Warrant to purchase 74,988 shares of common stock. Reflects 199,970 shares of common stock, a Series A Warrant to purchase 99,985 shares of common stock and a Series B Warrant to purchase 99,985 shares of common stock.

(31) Reflects 343,723 shares of common stock, a Series A Warrant to purchase 31,237 shares of common stock and a Series B Warrant to purchase 124,987 shares of common stock.

(32) Reflects 103,098 shares of common stock, a Series A Warrant to purchase 9,362 shares of common stock and a Series B Warrant to purchase 37,487 shares of common stock.

(33) Reflects 103,098 shares of common stock, a Series A Warrant to purchase 9,362 shares of common stock and a Series B Warrant to purchase 37,487 shares of common stock.

(34) Reflects 100,000 shares of common stock, a Series A Warrant to purchase 50,000 shares of common stock and a Series B Warrant to purchase 50,0000 shares of common stock.

(35) Reflects 25,000 shares of common stock, a Series A Warrant to purchase 12,500 shares of common stock and a Series B Warrant to purchase 12,500 shares of common stock.

(36) Reflects 30,000 shares of common stock, a Series A Warrant to purchase 15,000 shares of common stock and a Series B Warrant to purchase 15,000 shares of common stock.

(37) Reflects 25,000 shares of common stock, a Series A Warrant to purchase 12,500 shares of common stock and a Series B Warrant to purchase 12,500 shares of common stock.

(38) Reflects 50,000 shares of common stock, a Series A Warrant to purchase 25,000 shares of common stock and a Series B Warrant to purchase 25,000 shares of common stock.

(39) Reflects 24,973 shares of common stock, a Series A Warrant to purchase 12,487 shares of common stock and a Series B Warrant to purchase 12,487 shares of common stock. Dan Schreiber has voting and dispositive power on behalf of Schreiber Living Trust.

(40) Barbara Campbell has voting and dispositive power on behalf of Campbell Family Trust.

(41) Randy Aldridge has voting and dispositive power on behalf of Aldrige Industries, Inc.

(42) Based upon the ownership by Robert Prag of 530,542 shares of Common Stock that were automatically converted from Series A Preferred Stock following the Reverse Split, 61,284 shares issued upon conversion of certain convertible Promissory Notes, 27,778 issued on conversion of warrants and 119,145 shares of common stock held directly by Mr. Prag. Robert Prag has agreed that 530,542 shares of common stock issued upon conversion of the Series A Preferred Stock is subject to a restriction on resale for a period of one year from the closing of the Acquisition pursuant to a letter agreement dated July 28, 2005.

(43) Kai Hansen has agreed that his common stock is subject to a restriction on resale for a period of one year from the closing of the Acquisition pursuant to a letter agreement dated July 28, 2005.

(44) Hayden Communications, Inc. has agreed that his common stock is subject to a restriction on resale for a period of one year from the closing of the Acquisition pursuant to a letter agreement dated July 28, 2005. Matthew Hayden has voting and dispositive power on behalf of Hayden Communications, Inc.

(45) Reflects 65,000 shares of common stock issuable to Mr. Gilford upon exercise of a Warrant issued to Mr. Gilford by the Company and 223,658 shares of common stock issuable upon exercise of options granted to Mr. Gilford that are exercisable within 60 days of October 31, 2005.

(46) Reflects 65,000 shares of common stock issuable upon exercise of a Warrant issued to Mr. Gilford by the Company.

(47) Reflects 20,000 shares of common stock issuable to Mr. Blackburn upon exercise of a Warrant issued to Mr. Blackburn by the Company.


                      BROKER-DEALER AND OTHER AFFILIATIONS

To our knowledge, the following selling stockholders are broker-dealers or affiliates of broker-dealers:


         Daniel C. Gardner IRA is a selling stockholder and is a limited partner of EGE Holdings, Ltd. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer.

         Daniel C. Gardner is a selling stockholder, has dispositive authority with respect to Bear Stearns Securities Corp. Cust. f/b/o Daniel Gardner and is a limited partner of EGE Holdings, Ltd. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer.

         Richard Johnson is a registered representative for Boenning & Scattergood, Inc., a registered broker-dealer. Mr. Johnson is also a limited partner of EGE Holdings, Ltd. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer.

         Jay D. Seid is a selling stockholder, a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd.

         Robert A. Berlacher has dispositive authority with respect to Bear Stearns SEC Corp. as IRA Cust. f/b/o Robert A Berlacher, a selling stockholder, and is a limited partner of EGE Holdings, Ltd. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer.

         Ballyshannon Partners, L.P. and Ballyshannon Family Partnership, L.P., are selling stockholders and are limited partners of EGE Holdings, Ltd. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer.

         Peter G. Stanley is a selling stockholder, a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer.

         Each of Northwood Capital Partners, LP, Cabernet Partners, LP, and Chardonnay Partners, LP is a selling stockholder. Robert A. Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by these entities for resale under this prospectus. Robert Berlacher is a member of the board of directors of EGE Holdings, Ltd. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer.

         VFT Special Ventures, Ltd., is a selling stockholder and a wholly-owned subsidiary of EGE Holdings, Ltd. EGE Holdings, Ltd., owns Emerging Growth Equities, Ltd., a registered broker-dealer. Gregory Berlacher is a selling stockholder and also exercises voting and dispositive power with respect to the shares of common stock offered by VFT Special Ventures, Ltd. In addition, Gregory Berlacher is a limited partner (and the principal owner) of EGE Holdings, Ltd., which owns Emerging Growth Equities, Ltd., a registered broker-dealer. Gregory Berlacher also is the President and Chief Executive Officer of Emerging Growth Equities, Ltd.

         Sandor Capital Master Fund, L.P. is a selling stockholder. John S. Lemak, a selling stockholder, is a general partner of Sandor Capital and as such exercises voting and dispositive power with respect to the shares of common stock offered by Sandor Capital for resale under this prospectus. Mr. Lemak is also an affiliate of Williams Financial Group, a registered broker-dealer.

         Mark Nicosia is a selling stockholder and a registered representative for Ferris, Baker Watts, Inc., a registered broker-dealer

         Katerine E. O'Leary is a selling stockholder and the wife of Richard M. O'Leary, a selling stockholder and an affiliate (as an independent broker) of Williams Financial Group, a registered broker-dealer.

         Alon D. Kutai is a selling stockholder and a registered representative of Sanders, Morris and Harris, a registered broker-dealer.


BLUE SKY

         Thirty-five states have what is commonly referred to as the "standard manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in one of the commonly accepted standard manuals e.g. Standard and Poor's Corporate Manual, and the manual sets forth certain information: (1) the names of our officers and directors, (2) our balance sheet, and (3) our profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Delaware, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

         We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

         We agreed to keep this prospectus effective until the later of (i) May 4, 2007, or (B) two (2) years from the date that all of the warrants outstanding as of the date hereof have been converted into common stock, or (C) such time that all of the common stock registered for resale hereunder has been sold under Rule 144(k). The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL


         At the date hereof we are authorized by our certifiicate of incorporation to issue an aggregate of 50,000,000 shares of common stock, par value $0.001 per share and 999,999 shares of "blank check" preferred stock, par value $0.001 per share. As of October 31, 2005, 13,608,416 shares of common stock are outstanding and held of record by 173 stockholders and one share of Series A Convertible Preferred Stock is be outstanding.


COMMON STOCK

         Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.

         The shares of common stock offered in this prospectus have been fully paid and not liable for further call or assessment. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, if any, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Except as otherwise required by Colorado law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK


         We have outstanding one share of Series A Preferred Stock held by Ira Tabankin. The holder of the our Series A Preferred Stock have the same rights as the holders of our common stock with respect to dividends and upon our liquidation, dissolution or winding up of our affairs, except that the holder of the Series A Preferred Stock has the right to appoint one director to our board of directors. Accordingly, for so long as Mr. Tabankin holds the share of Series A Preferred Stock and it has not been converted, Mr. Tabankin will have the right to appoint one member to our board of directors. The Series A Preferred Stock will convert to common stock on the earliest of the third anniversary of the Acquisition or the election by Mr. Tabankin to convert.

         In addition, we are authorized to issue up to 999,999 shares of "blank check" preferred stock. Preferred stock may be issued in one or more series and having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of such preferred stock is that, subject to Federal securities laws and Delaware law, the board of directors alone, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing our change in control without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the common stock.

The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.


WARRANTS

         We currently have outstanding Series A Warrants and Series B Warrants to purchase an aggregate of 3,392,360 shares of our common stock. There are 1,142,167 Series A Warrants outstanding. Each Series A Warrant will entitle the holder to purchase one share of our common stock at $1.50 per share in cash (the "Series A Exercise Price"), exercisable for a period of five years. Once the common stock issuable upon exercise of the Series A Warrants is registered with the SEC, we may call the Series A Warrants upon notice to the warrant holder from time to time at any time that the common stock closes at or above $2.50 per share for ten (10) consecutive trading days at an average volume of 40,000 shares per day during the ten-day trading period, PROVIDED THAT, within twenty
(20) business days after the date of such notice, the warrant holder will have the right to exercise, under the terms and conditions of the Series A Warrants, all or a part (but not less than 25%) of the Series A Warrants held at the Series A Exercise Price. From and after the expiration of such twenty (20) business day notice, we may repurchase all Series A Warrants then held for a purchase price of $0.01 per Series A Warrant unless and to the extent that the Series A Warrant holder first exercises Series A Warrants at the Series A Exercise Price.

         There are 2,250,193 Series B Warrants outstanding. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share in cash (the "Series B Exercise Price"), exercisable for a period of five years. Once the common stock issuable upon exercise of the Series B Warrants is registered with the SEC, we may call the Series B Warrants upon notice to the warrant holder from time to time at any time that the common stock closes at or above $3.33 per share, for ten (10) consecutive trading days at an average volume of 40,000 shares per day during the ten-day trading period; PROVIDED THAT, within twenty (20) business days after the date of such notice, the warrant holder will have the right to exercise, under the terms and conditions of the Series B Warrants, all or a part (but not less than 25%) of the Series B Warrants held at the Series B Exercise Price. From and after the expiration of such twenty (20) business day notice, we may repurchase all Series B Warrants then held for a purchase price of $0.01 per Series B Warrant unless and to the extent that the Series B Warrant holder first exercises Series B Warrants at the at the Series B Exercise Price.

         The holders of the Series A Warrants and the Series B Warrants are parties to a Registration Rights Agreement, which provides that we would incur penalties if we failed to file a registration statement within 90 days of May 4, 2005, which is the date on which the warrants originally were issued (the "Filing Deadline"). We may also incur penalties in the event that, due to the fault of the Company, the registration statement is not deemed effective by the Securities and Exchange Commission within 180 days of May 4, 2005. Prior to the Filing Deadline, we filed the registration statement on August 1, 2005. The registration statement has not yet been declared effective by the Securities and Exchange Commission, and we are working diligently to address comments received from the staff of the Securities and Exchange Commission.

         We also have outstanding a warrant to purchase 65,000 shares of our common stock issued to Jeff Gilford, our Chief Financial Officer, for an exercise price of $3.74 per share and a warrant to purchase 20,000 shares of its common stock to Stanley Blackburn for an exercise price of $3.74 per share, each of which was issued in connection with accounting and advisory services rendered by Blackford Partners.


STOCK SYMBOL; TRADING OF COMMON STOCK

         We currently trade on the OTC Bulletin Board under the symbol "CTHH".

TRANSFER AGENT AND REGISTRAR


         The transfer agent and registrar for the common stock is U. S. Stock Transfer, 1745 Gardena Ave., Glendale, CA 91204.


DIRECTORS' LIMITATION OF LIABILITY

         Our certificate of incorporation and by-laws include provisions to eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty, except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Effective June 29, 2005, our board of directors amended our bylaws to provide that we will indemnify our officers and directors and advance expenses to our officers and directors, to the extent permitted by the laws of the State of Delaware. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         We have directors and officers liability insurance in an amount of $5,000,000.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons as stated in the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 SHARES OF THE COMPANY ELIGIBLE FOR FUTURE SALE

         Prior to the date of this prospectus, there has been a limited public market for our common stock. Sales of substantial numbers of shares of our common stock in the public market following this offering, or the perception that such sales may occur, could adversely affect prevailing market prices of our shares.


         Assuming no exercise of options outstanding, and assuming exercise of 3,477,360 warrants to purchase shares of our common stock, there are 17,085,776 shares of our common stock issued and outstanding as of the date of this prospectus. These shares of common stock will be deemed to be "RESTRICTED SECURITIES" under Rule 144. Restricted securities may only be sold in the public market pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Act. These rules are summarized below.


ELIGIBILITY OF RESTRICTED SHARES FOR SALE IN THE PUBLIC MARKET


         As of the date of this prospectus, we believe that no shares of our common stock are eligible for resale under Rule 144, including Rule 144(k), based on the no-action letter issued on January 21, 2000 by the SEC's Division of Corporation Finance. The no-action letter indicates that Rule 144, including Rule 144(k), generally is not available for shares of a blank check company issued prior to the company's combination with a company that is not a blank check company.

         We believe that 12,013,044 shares of common stock and 3,392,360 shares of common stock issuable upon exercise of warrants may become eligible for resale under Rule 144 on May 4, 2006 subject to volume, manner of sale and other limitations under Rule 144. 85,000 shares of common stock issuable upon exercise of warrants may become eligible for resale under Rule 144 on June 24, 2006 subject to volume, manner of sale and other limitations under Rule 144.


         All shares of common stock of shareholders whose shares are included in the foregoing calculations are included in the shares of common stock being registered in the registration statement of which this prospectus forms a part of.

RULE 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:


         o 1.0% of the number of shares of common stock outstanding, which is approximately 136,084 shares of common stock; or

         o the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 in connection with the sale.

         Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, under Rule 144(k) as currently in effect, a person:

         o who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale; and

         o who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate,

is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

         In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors (other than affiliates) who purchased shares of common stock from us under a compensatory stock option plan or other written agreement before the closing of the Acquisition is entitled to resell these shares. These shares can be resold 90 days after the effective date of the Acquisiton in reliance on Rule 144, without having to comply with restrictions, including the holding period, contained in Rule 144. However, the Plan has a lock-up provision and shares issued under it are not eligible for resale at this time. Pursuant to such lock-up provision any common stock or other equity securities issued or issuable upon exercise of an option may not be sold, transferred or disposed of until the earlier of (i) the date that the registration statement of which this prospectus forms a part of has been filed with and declared effective by the SEC, and (ii) the date that is the first anniversarry of the grant date.

         The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act of 1934, along with the shares acquired upon exercise of these options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold:

         o by persons other than affiliates subject only to the manner of sale provisions of Rule 144; and

         o by affiliates under Rule 144 without compliance with its one year minimum holding period requirement.

OPTIONS


         We intend to file one or more registration statements on Form S-8 under the Act to register 2,219,000 shares of common stock reserved for issuance under our 2005 Stock Incentive Plan, which is subject to stockholder approval. The registration statement on Form S-8 will become effective automatically upon filing thereof. As of October 31, 2005, options to purchase 918,000 shares of common stock were issued and outstanding, none of which had been exercised. Shares of common stock issued upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates and the lock-up provision described above, be available for sale in the open market immediately.

                              PLAN OF DISTRIBUTION


         The selling stockholders, and any of their pledgees, asignees and successors-in-interest (who will be named in either a post-effective amendment to the registration statement or a prospectus supplement), may from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o   privately negotiated transactions;

         o short sales (other than short sales established prior to the effectiveness of the registration statement to which this prospectus is a part)

         o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

         o   a combination of any such methods of sale; and

         o   any other method permitted pursuant to applicable law.


         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the registrable securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved,
(iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In addition, upon us being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling stockholder has represented and warranted to us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares.

                                  LEGAL MATTERS


         The validity of the common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP.


                                     EXPERTS


         The financial statements for the period ended December 31, 2004, appearing in this prospectus and registration statement have been audited by Vitale, Caturano & Company, Ltd., independent registered public accountants; to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.


                             ADDITIONAL INFORMATION


         We filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents or any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.


         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

                             CATCHER HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
     For the Three and Nine Months Ended September 30, 2005 and 2004 and the
          Period from Inception (March 31, 2004) to September 30, 2004



                                      PAGE

      Financial Statements:

      Statements of Operations.....................           F-2

      Balance Sheets...............................           F-3

      Statements of Shareholders' Equity...........           F-4

      Statements of Cash Flows.....................           F-5

      Notes to Financial Statements................           F-6 to F-10

                             CATCHER HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                                                      PERIOD FROM
                                                                                                                       INCEPTION
                                                         THREE MONTHS ENDED                 NINE MONTHS ENDED          (MARCH 31,
                                                 -------------------------------    -------------------------------    2004) TO
                                                 SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                 --------------    --------------   -------------    --------------   ------------
                                                 2005              2004             2005             2004                 2005
                                                 --------------    --------------   -------------    --------------       ----
Net revenue                                       $         --     $         --     $         --     $         --     $         --
Operating expenses:
Research and development expenses                      785,613           63,294        1,461,474          311,172        2,108,947
Selling, general and administrative expenses           832,590           12,685        1,416,728           89,633        1,517,622
Acquired research & development                             --               --        2,028,129               --        2,028,129
Non-cash compensation(1)                                    --               --        3,523,131               --        3,523,131
                                                  ------------     ------------     ------------     ------------     ------------
     OPERATING LOSS                                 (1,618,203)         (75,979)      (8,429,462)        (400,805)      (9,177,829)
Interest income (expense)                                8,906               --           15,504               --           15,504
Other (expense) income, net                                 --               --               --               --               --
                                                  ------------     ------------     ------------     ------------     ------------
     LOSS FROM OPERATIONS BEFORE INCOME TAXES       (1,609,297)         (75,979)      (8,413,958)        (400,805)      (9,162,325)
Income taxes                                                --               --             (800)              --             (800)
                                                  ------------     ------------     ------------     ------------     ------------
     NET LOSS                                     $ (1,609,297)    $    (75,979)    $ (8,414,758)    $   (400,805)    $ (9,163,125)
                                                  ------------     ------------     ------------     ------------     ------------
LOSS PER SHARE:

   Basic & Diluted                                $      (0.13)    $    (75,979)    $      (1.47)    $   (400,805)    $      (3.19)
                                                  ------------     ------------     ------------     ------------     ------------

Weighted-average number of shares outstanding -
Basic and Diluted: (Note 5)                         12,500,390               --        5,742,982               --        2,871,491

(1) The following summarizes the allocation of
    stock based compensation
Research and development expenses                           --               --          268,647               --          268,647
Selling, general and administrative expenses                --               --        3,254,484               --        3,254,484
                                                  ------------     ------------     ------------     ------------     ------------
Total                                                       --               --        3,523,131               --        3,523,131

                 See Notes to Consolidated Financial Statements.

                             CATCHER HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                                                                             SEPTEMBER 30, 2005    DECEMBER 31, 2004
                                                                                                (UNAUDITED)
ASSETS
Current Assets:
   Cash and cash equivalents                                                                       $ 1,242,569         $       364
   Prepaid expenses and other current assets                                                                20                  --
                                                                                                   -----------         -----------


     Total current assets                                                                            1,242,589                 364
Property, plant and equipment, net                                                                       8,062                  --


     TOTAL ASSETS                                                                                  $ 1,250,651         $       364
                                                                                                   ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                                                     81,876             718,730
   Notes Payable                                                                                            --              30,000
   Accrued and other current liabilities                                                               486,932                  --
                                                                                                   -----------         -----------

     Total current liabilities                                                                         568,808             748,730

     TOTAL LIABILITIES                                                                                 568,808             748,730

Shareholders' Equity (Deficit):
   Common shares, $0.001 value, 50,000,000 shares authorized; 12,500,390 and 46,640 shares
   outstanding, respectively                                                                            12,500                  47
   Preferred shares, $0.001 par value, 1 million shares authorized; 1 and 0 shares outstanding,
   respectively                                                                                             --                  --
   Additional paid in capital                                                                        9,832,468                 (47)
   Accumulated deficit                                                                              (9,163,125)           (748,366)
                                                                                                   -----------         -----------

     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                              681,843            (748,366)



     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                          $ 1,250,651         $       364
                                                                                                   ===========         ===========

                 See Notes to Consolidated Financial Statements.

                             CATCHER HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       PERIOD FROM
                                                                                          NINE MONTHS ENDED         INCEPTION (MARCH
                                                                                     ------------------------------   31, 2004) TO
                                                                                     SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                                                         2005             2004             2005
                                                                                         ----             ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                              $(8,414,758)     $  (400,805)     $(9,163,125)
Adjustments to reconcile net cash provided by operating activities:
   Depreciation                                                                               366                               366
   Acquired research and development                                                    2,028,129                         2,028,129
   Non-cash stock-based compensation expense                                            3,523,131               --        3,523,131
   Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
     Accounts payable                                                                    (636,854)         372,102           81,877
     Accrued and other liabilities                                                        486,932               --          486,932
     Other                                                                                    (20)              --              (20)
                                                                                      -----------      -----------      -----------
         Net cash provided by operating activities                                     (3,013,074)         (28,703)      (3,042,710)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net                                                                  (8,428)              --           (8,428)
                                                                                      -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance (Repayment) of short-term debt                                                   (30,000)          30,000               --
Proceeds from issuance of common stock                                                  4,293,707               --        4,293,707
                                                                                      -----------      -----------      -----------
         Net cash provided by financing activities                                      4,263,707           30,000        4,293,707
                                                                                      -----------      -----------      -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                               1,242,205            1,297        1,242,569
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                              364               --               --
                                                                                      -----------      -----------      -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                            $ 1,242,569      $     1,297      $ 1,242,569
                                                                                      -----------      -----------      -----------

                 See Notes to Consolidated Financial Statements.

                             CATCHER HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

          PERIOD FROM INCEPTION (MARCH 31, 2004) TO SEPTEMBER 30, 2005

                                                              PREFERRED       COMMON
                                  NUMBER OF      NUMBER OF     SHARES         SHARES
                                  PREFERRED       COMMON     $0.001 PAR     $0.001 PAR   ADDITIONAL PAID   DEFICIT
                                    SHARES        SHARES        VALUE          VALUE       IN CAPITAL    ACCUMULATED       TOTAL

BALANCE AT INCEPTION                     --            --            --    $        --    $        --    $        --    $        --
Issuance of common stock on
December 31, 2004                        --        46,640                           47            (47)            --             --

BALANCE AT DECEMBER 31, 2004             --        46,640   $        --    $        47    $       (47)   $        --    $        --

Issuance of Convertible preferred
stock on April 21, 2005             733,778            --           734             --      5,223,301             --      5,224,035
Issuance of common stock on
April 21, 2005                           --       301,875                          302        309,877             --        310,179
Issuance of common stock to
private investors  on May 4, 2005        --     4,500,386            --          4,500      4,289,207             --      4,293,707
Issuance of common stock to
U.S. Telesis Holdings, Inc.
shareholders on May 4, 2005              --     1,781,252            --          1,781         (1,764)            --             17
Conversion of Convertible
preferred stock into  common
stock per share on June 23, 2005   (733,777)    5,870,237          (734)         5,870         (5,136)            --             --
Issuance of warrants to
consultants                              --            --            --             --         17,030             --         17,030
 Net loss                                --            --            --             --             --     (9,163,125)    (9,163,125)

BALANCE AT SEPTEMBER 30, 2005             1    12,500,390   $        --    $    12,500    $ 9,832,468    $(9,163,125)   $   681,843

                 See Notes to Consolidated Financial Statements.

                     CATCHER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(1) BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared by Catcher Holdings, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2004 as filed on Form 8-K/A with the SEC on July 15, 2005. The accompanying consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented. The results of operations for the three and nine month periods ended September 30, 2005 are not necessarily indicative of the results to be expected for the full fiscal year.


(2) NATURE OF BUSINESS

         U.S. Telesis Holdings, Inc. ("UST") was originally organized to provide diverse telecommunications products and services to the small and medium business community in the southeastern United States and to develop a niche market strategy of reselling long distance services to the electrical cooperative community. As a result of the dramatic decline in the telecommunications industry, UST abandoned the business objective to provide such telecommunications products and services, and instead intended to identify and complete a merger or acquisition primarily in consideration of the issuance of shares of the UST's capital stock with a private entity whose business presents an opportunity for UST's stockholders.

         On May 4, 2005, the Company acquired 100% of the outstanding stock of Catcher, Inc. ("Catcher") in exchange for 4,848,875 shares of the Company's Common Stock and 733,778 shares of its Series A preferred stock which are convertible into 5,872,224 shares of the Company's Common Stock (the "Acquisition"). On June 23, 2005, all but one share of the issued and outstanding Series A Preferred Stock was automatically converted to Common Stock simultaneously with the effectiveness of the filing of an amended and restated certificate of incorporation changing the Company's name to Catcher Holdings, Inc. and providing for a 1 for 7.2 reverse stock split in respect of the Company's issued and outstanding Common Stock. In addition, on May 4, 2005, the Company assumed Catcher Inc.'s obligations under its issued and outstanding warrants to purchase an aggregate of 4,500,386 shares of Common Stock.

         Catcher was organized in Delaware on April 20, 2005 principally to acquire the assets of LCM Technologies, Inc. and to operate the business of developing, manufacturing and distributing a portable, ruggedized, wireless handheld security device (the "CATCHER(TM) device"). LCM Technologies, Inc. was organized in Delaware on March 31, 2004. Pursuant to an asset purchase agreement between the Company and LCM Technologies, Inc. ("LCM"), Catcher purchased certain assets and assumed certain liabilities (such assets and liabilities as acquired by Catcher, Inc. herein referred to as LCM Holdings) of LCM and its founder, Ira Tabankin, relating to the CATCHER(TM) device and the business of LCM (See Note 5 for description of asset purchase).

         The Acquisition has been accounted for as a reverse merger. Therefore, the stock retained by the stockholders of UST has been adjusted to reflect a financing transaction with the proceeds equal to the net asset value of UST immediately prior to the Acquisition and the equity of Catcher has been adjusted to reflect a recapitalization whereby the prior retained earnings of UST were eliminated. This resulted in an adjustment to retained earnings of $1,800,471 and an adjustment to Common Stock and additional paid in capital of $1,800,488 to arrive at the net asset value of UST of $17. This amount has been reflected in the accompanying statement of stockholder's equity as an issuance of stock to the stockholders' of UST. The historical financial statements of Catcher have become the historical financial statements of the Company. Immediately prior to the Acquisition, Catcher closed an asset purchase with LCM Technologies, Inc. ("LCM") (See Note 5) in which Catcher acquired substantially all of the assets and certain liabilities of LCM. This transaction was accounted for as a reverse merger with the historical financial statements of the acquired business becoming the historical financial statements of Catcher.

         The Company's stockholders approved an amendment to the Company's certificate of incorporation to change the Company's name to Catcher Holdings, Inc. and effectuate a 1 for 7.2 reverse split, which was effective on June 23, 2005. All share and per share data included in these statements and notes thereto have been adjusted to reflect the reverse split.

         The Company is a developmental stage company which has designed a portable, ruggedized wireless, hand-held GPS-based command control device through multiple years of research and development effort. Utilizing proprietary operating software, the CATCHER(TM) device offers critical real-time wireless communications through the convergence of voice, video, data and biometric capabilities. Currently, the device is in the final development stage and the Company expects to begin production during the first quarter of 2006.

(3) GOING CONCERN

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Subsequent to the acquisition of Catcher, the Company has continued to develop the technology acquired with a goal of developing a device that is ready for sale. The Company's ability to continue as a going concern depends on a number of factors, including but not limited to, the ability to get its product to market and the ability to raise additional capital if required. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to continue to seek the additional financing it needs to fund its operations. There can be no assurance that such financing will be available on terms acceptable to the Company, or at all.

(4) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NET INCOME PER COMMON SHARE

                  Basic earnings per share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares plus the dilutive effect of outstanding warrants. Approximately 4,775,094 and 0 outstanding shares to be issued upon conversion of warrants and exercise of options were excluded from the calculation of diluted earnings per share for three and nine months ended September 30, 2005 and 2004, respectively, because they were anti-dilutive.


         INCOME TAXES

                  The Company accounts for income taxes using the asset and liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109) which requires the recognition of different tax assets and liabilities for the future tax consequences of temporary differences between the financial statement and tax basis carrying amounts of assets and liabilities. No income taxes were provided since the Company incurred losses from its inception. Due to the uncertainty of future taxable income, no future tax benefits have been recognized.

         STOCK BASED COMPENSATION

                  The Company accounts for stock-based compensation for employees under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company had elected the disclosure only treatment of the fair value recognition provisions of Financial Accounting Standards Board Statement ("FAS") No. 123, Accounting for Stock-Based Compensation, as amended by FAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure to stock-based employee compensation. In December 2004, the FASB issued SFAS No. 123(R) Share-Based Payment. SFAS No. 123(R) amends SFAS No.
         123. The Company will be required to adopt FAS 123(R) in the first fiscal quarter of 2006 and does not expect it to have a material impact on its future results of operations.

         Effective as of June 24, 2005, the Company granted to Jeff Gilford, the Company's Chief Financial Officer, an option to purchase 918,000 shares of the Company's Common Stock at an exercise price of $3.74 per share. This option was granted pursuant to the terms of a Notice of Stock Option Award (including a Stock Option Agreement) outside of any stock incentive plan of the Company. In addition to the other terms set forth in the Notice of Stock Option Award, the "First Tranche" of the Mr. Gilford's option represents the right to purchase 580,000 shares, 25% of the shares subject to the First Tranche vested on June 16, 2005 (the "Vesting Commencement Date"), and 1/36 of the remaining shares subject to the First Tranche vest on each monthly anniversary of the Vesting Commencement Date, such that the shares subject to the First Tranche will be fully vested three years after the Vesting Commencement Date. The "Second Tranche" of the option represents the right to purchase 193,000 shares, 25% of the shares subject to the Second Tranche vest 12 months after the Vesting Commencement Date and 1/36 of the remaining shares subject to the Second Tranche vest on each monthly anniversary of the Vesting Commencement Date thereafter, such that the shares subject to the Second Tranche will be fully vested four years after the Vesting Commencement Date. The "Third Tranche" of the option represents the right to purchase 145,000 shares, 25% of the shares subject to the Third Tranche vest 24 months after the Vesting Commencement Date and 1/36 of the remaining shares subject to the Third Tranche vest on each monthly anniversary of the Vesting Commencement Date thereafter, such that the shares subject to the Third Tranche will be fully vested five years after the Vesting Commencement Date. The vesting of the shares underlying the option accelerates in certain circumstances relating to the termination of Mr. Gilford's service to the Company or a change in control of the Company.

         On October 24, 2005, the Board approved the form of option agreement evidencing the grant to Mr. Gilford of an option to purchase 918,000 shares of the Company's Common Stock at an exercise price of $3.74 per share, outside of any stock incentive plan of the Company. The Board had previously approved the option grant to Mr. Gilford on June 24, 2005, but the form of option agreement was not finalized and approved by the Board until October 24, 2005. The Board also clarified on October 24, 2005 that the grant was not subject to stockholder approval. The Company has determined that the measurement date occurred on October 24, 2005, and will record any required compensation expense in accordance with Financial Accounting Standards Board Interpretation No. 44.

(5) ASSET PURCHASE

Pursuant to an asset purchase agreement, dated April 21, 2005, between Catcher and LCM Technologies, Inc. ("LCM"), Catcher acquired certain assets in exchange for the assumption of $836,000 in accounts payable and notes payable of LCM and its founder, and sole stockholder, Ira Tabankin, relating to the CATCHER(TM) device and the business of LCM. Mar. Tabankin was involved in the formation of Catcher and as of the date of the asset purchase owned approximately 36% of Catcher, Inc. The transaction was accounted for as a reverse merger, and as such, the historical statements of the acquired business became the historical statements of Catcher. The Company assumed approximately $836,000 in accounts payable and notes payable. Certain patent rights held by creditors of the Company were exchanged for shares in Catcher Inc. (See Note 6).

(6) EQUITY TRANSACTIONS

         Prior to the Acquisition, Catcher sold the equivalent of 6,218,739 shares of Common Stock to certain founders for $0.001 per share and to certain founders in exchange for property and future services of the founders. The difference between the fair value of the shares of $0.89 and the price paid has been expensed during the three and nine months ended September 30, 2005.

         On May 4, 2005, Catcher sold in a private placement 4,500,386 shares of Common Stock and warrants to purchase an additional 4,500,386 shares of Common Stock to private investors for net proceeds of $4,293,691 (the "Private Placement"). The warrants vested immediately and expire in May of 2015. The warrants have exercise prices ranging from $1.00 to $1.50. The warrants are callable at the exercise price by the Company upon completing certain milestones defined in the agreement. The warrants were assumed by the Company in the Acquisition.

         In connection with the Private Placement, the Company entered into a Registration Rights Agreement which provided that the Company would incur penalties if it failed to file a registration statement within 90 days of the Private Placement (the "Filing Deadline"). The Company may also incur penalties in the event that, due to the fault of the Company, its registration statement is not deemed effective by the Securities and Exchange Commission within 180 days of the Private Placement. Prior to the Filing Deadline, the Company filed the registration statement on August 1, 2005. The registration statement has not yet been declared effective by the Securities and Exchange Commission, and the Company is working diligently to address comments received from the staff of the Securities and Exchange Commission.

(7) EMPLOYMENT AGREEMENTS

         Catcher entered into employment agreements with its Chief Executive Officer, Chief Technology Officer and Chairman, Chief Financial Officer and Vice President - Engineering. The employment agreements expire at various times through 2008. In conjunction with agreements the Company paid an aggregate of $55,000 in signing bonuses. The agreements provide for aggregate salaries of $816,000 per year.

(8) CONSULTING AGREEMENTS

         Catcher entered into a Consulting Agreement with Hayden Communications, Inc. dated as of May 1, 2005 for a period of twelve (12) months at a fee of $5,000 per month plus reimbursement of certain expenses. Immediately following the Acquisition, a fee totaling $160,000 was paid to Hayden Communications, Inc. for capital markets consulting and marketing material creation and production services. The agreement may be terminated by either party at the six-month anniversary. Hayden Communications, Inc. was a stockholder of Catcher whose shares were exchanged by the Company in the Acquisition.

         Catcher entered into a Consulting Agreement with The Del Mar Consulting Group, Inc. ("DCG") for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. DCG was a stockholder of Catcher whose shares were exchanged by the Company in the Acquisition.

         Catcher entered into a Consulting Agreement with Kai Hansen for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. Mr. Hansen was a stockholder of Catcher whose shares were exchanged by the Company in the Acquisition.

         Catcher entered into a Services Agreement with BlackFord Partners, Inc., dated as of May 6, 2005, whereby BlackFord Partners, Inc. agreed to provide financial and accounting advisory services to Catcher and us at a rate of $75 to $125 per hour depending on the type of services rendered. Pursuant to an Amendment to the Services Agreement, dated as of June 24, 2005, warrants to purchase 85,000 shares of the Company's Common Stock at an exercise price of $3.74 were issued by the Company to the principals of BlackFord Partners, Inc. Jeff Gilford, the Company's Chief Financial Officer, is one of the principals of Blackford Partners, Inc. The Company has valued the warrants at $17,030 using the binomial option pricing model and the following assumptions; Stock Price $0.89, Volatility, 80%, Risk Fee Interest Rate 3.37%, Dividends 0%. The value of the warrant is included in selling, general and administrative expense for the three and nine months ended September 30, 2005.

(9) SEGMENT AND GEOGRAPHIC INFORMATION

         To date, the Company has viewed its operations and manages its business as principally one segment. As a result, the financial information disclosed herein represents all of the material financial information related to the Company's principal operating segment in accordance with SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Company has not had any sales to date nor has it conducted any operations outside of the United States.

(10) SUBSEQUENT EVENTS

ADOPTION OF 2005 STOCK INCENTIVE PLAN AND TERMINATION OF PRIOR PLANS

         On October 24, 2005, the Company's Board of Directors (the "Board") approved the Company's 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan"). The Company has reserved 2,219,000 shares of the Company's Common Stock for issuance under the 2005 Stock Incentive Plan, subject to adjustment for a stock split, or any future stock dividend or other similar change in the Company's Common Stock or capital structure. No awards have yet been granted under the 2005 Stock Incentive Plan and therefore 2,219,000 shares of the Company's Common Stock remain available for grant. The continuance of the 2005 Stock Incentive Plan is subject to approval of the plan by the Company's stockholders which must be obtained within 12 months of Board approval date of the 2005 Stock Incentive Plan.

         In addition, on October 24, 2005, the Board terminated the Employee Stock Plan and Director Stock Plan that the Board previously had approved on June 24, 2005 (the "Prior Plans"). The Prior Plans had been approved subject to stockholder approval. The Prior Plans never became effective and no awards were granted under the Prior Plans prior to their termination.

         The 2005 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as "awards." Stock options granted under the 2005 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.

         The Board or a committee designated by the Board, referred to as the "plan administrator," will administer the 2005 Stock Incentive Plan, including selecting the participants, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award and determining the vesting and exercise periods of each award.

         Unless terminated sooner, the 2005 Stock Incentive Plan will automatically terminate in 2015. The Board will have authority to amend or terminate the 2005 Stock Incentive Plan. No amendment or termination of the 2005 Stock Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any such amendment to the 2005 Stock Incentive Plan in such a manner and to such a degree as required.

APPROVAL OF NON-EMPLOYEE DIRECTOR CASH COMPENSATION TERMS

         On October 24, 2005, the Board approved the following non-employee director cash compensation terms: Non-employee directors will be paid a total of $1,500 per day for each day their services are required, including such parts of a day required for traveling to any meeting, event, etc. for which their participation has been requested on behalf of the Company, and additionally be reimbursed for all reasonable travel expenses incurred as a result of their participation. Non-employee directors also will be paid $500 for conference call participation.

ISSUANCE OF SHARES UPON EXERCISE OF SERIES A WARRANTS

         From October 21 through October 27, 2005, a total of 22 investors holding Series A warrants to purchase shares of the Company's Common Stock made a partial exercise of such Series A warrants, purchasing an aggregate of approximately 1,108,000 shares of the Company's Common Stock in exchange for aggregate proceeds to the Company of approximately $1.66 million. A description of the Series A warrants is contained in the Form 8-K/A that the Company filed on July 15, 2005.

                                  LCM HOLDINGS
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
              Three Months Ended March 31, 2005 and the Period from
                 Inception (March 31, 2004) to December 31, 2004

--------------------------------------------------------------------------------


                                 C O N T E N T S
                                 ---------------
                                                                        PAGE

Independent Auditor's Report........................................  F-13

Financial Statements:

     Balance Sheets.................................................  F-14

     Statements of Operations.......................................  F-15

     Statements of Shareholders Deficit.............................  F-16

     Statements of Cash Flows.......................................  F-17

     Notes to Financial Statements..................................F-18 to F-19

                          INDEPENDENT AUDITOR'S REPORT



         To the Board of Directors
         LCM Holdings
         San Diego, California

         We have audited the accompanying balance sheet of LCM Holdings (the Company), a Delaware corporation in the development stage, as of December 31, 2004 and the related statement of operations and cash flows for the period from inception (March 31, 2004,) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LCM Holdings as of December 31, 2004 and the results of its operations and its cash flows for the period from inception (March 31, 2004) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

         /s/ Vitale, Caturano & Company, Ltd.


         VITALE, CATURANO & COMPANY, LTD.

         June 28, 2005
         Boston, Massachusetts

                                  LCM HOLDINGS
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                               December 31, 2004
                                                               -----------------
ASSETS

Cash and cash equivalents                                      $     364

                                                               ---------

                                                               $     364

                                                               =========


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                              718,730
   Notes payable                                                  30,000

                                                               ---------

          Total current liabilities                              748,730

                                                               ---------

Stockholders' deficit:
   Common stock, $.001 par, 46,640 shares issued
   and outstanding                                                    47
   Additional paid in capital                                        (47)
   Accumulated deficit                                          (748,366)

                                                               ---------

            Total stockholders' deficit                         (748,366)

                                                               ---------

                                                               $     364

                                                               =========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  LCM HOLDINGS
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                      Period from Inception
                                                        (March 31, 2004)
                                                      to December 31, 2004
                                                      --------------------

Revenues                                                   $       --

                                                           ----------

         Total revenues                                            --

                                                           ----------

Research and development                                      647,472

General and administrative                                    100,894

                                                           ----------

         Total operating expenses                             748,366

                                                           ----------

         Net loss                                            (748,366)

                                                           ==========

Loss per share:

        Basic and Diluted                                  $(4,325.81)
                                                           ----------


Weighted--average number of shares outstanding -
      Basic and Diluted: (Note 2)                                 173



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  LCM HOLDINGS
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF SHAREHOLDERS' DEFICIT

FROM INCEPTION THROUGH DECEMBER 31, 2004

                                                            PREFERRED      COMMON
                                              NUMBER OF      SHARES        SHARES        ADDITIONAL
                                               COMMON        $0.001        $0.001         PAID--IN        DEFICIT
                                               SHARES       PAR VALUE     PAR VALUE        CAPITAL       ACCUMULATED        TOTAL
                                              ---------     ---------     ----------     -----------     -----------      ---------
BALANCE AT INCEPTION                                 --            --      $      --      $      --       $      --       $      --
Issuance of common stock at
   $0.001 per share on
   December 31, 2004                             46,640            --             47            (47)             --              --

Net loss                                             --            --             --             --        (748,366)       (748,366)
                                              ---------      --------      ---------      ---------       ---------       ---------

BALANCE AT DECEMBER 31, 2004                     46,640      $     --      $      47      $     (47)      $(748,366)      $(748,366)
                                              =========      ========      =========      =========       =========       =========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  LCM HOLDINGS
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                           Period from Inception
                                                              (March 31, 2004)
                                                           to December 31, 2004
                                                           ---------------------
Cash flows from operating activities:
  Net loss                                                         (748,366)
  Adjustments to reconcile net loss to
    Net cash provided by (used in) operating
    activities:
        Change in current assets and liabilities:
            Increase in:
              Accounts payable                                      718,730
              Notes payable                                          30,000
                                                                  ---------
    Net cash provided by (used in)
            operating activities                                        364
                                                                  ---------

Cash flows from financing activities:
  Proceeds from issuance of common stock                                  0
                                                                  ---------

          Net cash provided by financing activities                       0
                                                                  ---------


Net increase (decrease) in cash and cash equivalents                    364

Cash and cash equivalents, beginning of period                           --
                                                                  ---------

Cash and cash equivalents, end of period                          $     364
                                                                  =========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

1. NATURE OF ORGANIZATION

         On May 4, 2005, Catcher, Inc., a Delaware corporation, entered into an agreement with LCM Technologies, Inc., a Delaware corporation, to purchase substantially all of its assets and liabilities (such assets and liabilities as acquired by Catcher, Inc. herein referred to as LCM Holdings or the Company). The Company is in the development stage and was devoting substantially all of its efforts toward technology research and development.

         Also, on May 4, 2005, Catcher, Inc. was acquired by U.S. Telesis Holdings Inc. ("USTH") through a series of stock purchases with the shareholders of Catcher, Inc. ("Catcher") (the "Acquisition"). In connection with the Acquisition, USTH acquired (i) all of the issued and outstanding shares of common stock of Catcher in exchange for an aggregate of 34,911,900 shares of authorized, but theretofore unissued shares of common stock, $.001 par value of USTH, (ii) all of the issued and outstanding Series A Preferred Stock of Catcher Inc. in exchange for 733,778 shares of authorized Series A Preferred Stock, $.001 par value of USTH. In addition, USTH assumed Catcher's obligation to issue an aggregate of 32,402,600 shares of common stock to warrant holders.

         Immediately prior to the acquisition of Catcher by USTH, Catcher, completed a private placement of units consisting of common stock and warrants of Catcher to accredited investors which generated cash proceeds in the amount of $4,500,721.

         The Company is subject to risks common to rapid growth technology-based companies, including a limited operating history, dependence on key personnel, the need to raise capital, rapid technological change, competition from substitute products and larger companies, and the need for the successful development and marketing of commercial products and services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

   CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

     INCOME TAXES

         No income tax provision is recorded since the Company has incurred losses since its inception. Also, due to the uncertainty of future taxable income, no future tax benefits of incurred losses have been recognized. Further, since the Company experienced a change in ownership control on May 4, 2005 (see Note 1), there will be limitations with respect to the future utilization of income tax loss carryforwards.

     CONCENTRATION OF CREDIT RISK

         The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not exceeded the federally insured limits as of December 31, 2004. The Company believes it is not exposed to any significant credit risk on cash.

     NET INCOME PER COMMON SHARE

         Basic earnings per share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares.

3. NOTES PAYABLE

         At December 31, 2004, the balance in the two outstanding promissory notes was $30,000. The notes bear an interest rate of 10% and were due by December 31, 2004. These notes were paid in 2005.

4. COMMON STOCK

         During 2004, the Company issued one share of common stock to the sole shareholder for a nominal value.

5. RELATED PARTY TRANSACTIONS

   CONTRIBUTED SERVICES

         During the period ended December 31, 2004, the shareholder contributed services to the Company. No expense was attributed to these services during the period ended December 31, 2004 as the Company is still in the early stage of development.

         At December 31, 2004, there was $47,880 due to the shareholder. The amount is included in accounts payable in the accompanying balance sheet.

                                15,490,404 SHARES

                             CATCHER HOLDINGS, INC.

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                                [--------------]

                               ------------------





Until [__________], 2005, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate of incorporation includes provisions to eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty, except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Effective June 29, 2005, our board of directors amended our Bylaws to provide that we will indemnify our officers and directors and advance expenses to our officers and directors, to the extent permitted by the laws of the State of Delaware. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         We have directors and officers liability insurance in an amount not less than $5,000,000.

         Insofar as indemnification for liability arising under the Act may be permitted to our directors, officers and controlling persons as stated in the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Company relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.


SEC registration fee......................... $8,204.50
Printing and engraving expenses.............. $10,000*
Legal fees and expenses...................... $100,000*
Accounting fees and expenses................. $20,000*
Transfer agent and
registrar's fees and expenses ............... $10,000*
Miscellaneous expense........................ $4,295.50*
  Total...................................... $152,500*


-----------------
* Estimates only.

RECENT SALES OF UNREGISTERED SECURITIES


         During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with us, to information about us.

         On July 28, 2003, Paul Manion, Robert Prag and Belle Group Ltd, exercised their unit purchase warrants at $0.03 and received 558,333 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 558,333 shares of common stock for a total of 1,116,666 shares. In addition Martin Zalin exercised a warrant at $.03 and received 5,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. Total proceeds of $44,816 were received in connection with the exercises of all the warrants.

         In October and November of 2003, Jay Farar, Timothy M. Post, Jerome C. and Nancy M. Post, Scott M. Panzer, Leonard B. Panzer, and Billy R. and Charlene Thompson exercised their unit purchase warrants at $0.03 and received 135,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 135,000 shares of common stock for a total of 270,000 shares. Total proceeds of $10,800 were received in connection with the exercise of these warrants.

         In January 2004, Paul F. Mattson, Rodney and Sharon Kopecky, Anthony D. Altavilla, Sam Tancredi, Michael W. and Patricia A. Post, Mathews and Associates, exercised 150,000 warrants at $0.03 per share. Pursuant to their warrant agreements, the Company issued the investors an equivalent amount of warrants with an exercise price of $0.05. The investors immediately exercised the additional 150,000 warrants at $0.05 per share fir a total of 300,000 shares. Total proceeds of $12,000 were received in connection with the exercise of these warrants. The remaining 856,000 warrants outstanding expired on March 12, 2004.

         The Company granted an option to purchase 1,000,000 shares of its Common Stock to Nicholas Rigopulos in lieu of salary pursuant to a stock option agreement dated as of July 30, 2003. The options vested immediately and had an exercise price of $0.004 per share. The Company recorded $46,000 in connection with the issuance of the options which is included in administrative expense in the accompanying statement of operations for the year ended December 31, 2003. Mr. Rigopulos exercised options to purchase all 1,000,000 shares of Common Stock on July 30, 2003 for proceeds of $4,000.


         In February 2004, the Company issued an option to purchase 167,000 shares of common stock to Nicholas Rigopulos in lieu of salary. The options vested immediately and had an exercise price of $0.03. Mr. Rigopulos exercised options to purchase all 167,000 shares of Common Stock on March 9, 2004 for proceeds of $5,010.


         The Company issued 3,000,000 shares of Common Stock to Messers Mannion, Ferrar and Prag for services rendered to consultants pursuant to contracts dated July 28, 2003. The shares were valued at $150,000 based on a market value of the Company's stock of $0.05 per share.


         In July 28, 2003, the Company issued 200,000 shares of Common Stock to the secretary/director of the Company as compensation for services rendered. The shares were valued at $10,000, based on a market value of the Company's stock of $0.05 per share.

         On January 8, 2003, the Company issued 300,000 shares of common stock to an officer of the Company in lieu of salary. The shares were valued at $1,500, based on a market value of the Company's stock of $.005 per share.

CONVERTIBLE NOTES

         Throughout 2004 and early 2005 as described below, we entered into the following convertible promissory notes with certain of our investors, which notes were automatically converted effective May 4, 2005 to an aggregate of 1,544,524 shares of common stock upon our acquisition of Catcher:

         o In February 2004, the Company entered into convertible promissory notes with current investors for gross proceeds of $13,000. The notes bear interest at a rate of 6% and mature on September 30, 2004. The notes are convertible into common stock at a rate of $0.03 per share at any time after September 30, 2004. The notes may only be converted at the option of the Company. As of December 31, 2004 there is $715 in accrued interest which is included in accrued expenses in the accompanying balance sheet. In September 2004 the Company amended the notes payable to extend the maturity date to January 31, 2005. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In July 2004, the Company entered into two convertible promissory notes with current investors for gross proceeds of $10,000. The notes bear interest at a rate of 6% and mature on January 31, 2005. The notes are convertible into common stock at a rate of $0.03 per share at any time after January 31, 2005. The notes may only be converted at the option of the Company. As of December 31, 2004 there is $300 in accrued interest which is included in accrued expenses in the accompanying balance sheet. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In October 2004, the Company entered into a convertible promissory note with a current investor for gross proceeds of $5,000. The note bears interest at a rate of 6% and matures on January 31, 2005. The note is convertible into common stock at a rate of $0.03 per share at any time after January 31, 2005. The note may only be converted at the option of the Company. As of December 31, 2004 there is $150 in accrued interest which is included in accrued expenses in the accompanying balance sheet. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In January 2005, the Company entered into a convertible promissory note with a current investor for gross proceeds of $5,000. The note bears interest at a rate of 6% and matures on July 31, 2005. The note is convertible into common stock at a rate of $0.03 per share at any time after January 31, 2005. The note may only be converted at the option of the Company. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In April 2005, the Company entered into a convertible promissory note with a current investor for gross proceeds of $36,000. The note bears interest at a rate of 1% and matures on January 31, 2006. The note is convertible into common stock at a rate of $0.10 per share at any time after August 31, 2005. The note may only be converted at the option of the Company.

         o In May 2005, the Company entered into a convertible promissory note with a current investor in exchange for payment of $2,975 of expenses. The note bears interest at a rate of 6% and matures on January 31, 2006. The note is convertible into common stock at a rate of $0.10 per share at any time after August 31, 2005. The note may only be converted at the option of the Company.


         On November 18, 2004, LCM Technologies issued one share of its common stock to its founder, Ira Tabankin. In making such issuance, Catcher, Inc. relied on the exemption from registration provided by Section 4(2) of the Securities Act.

         On April 21, 2005, Catcher, Inc. issued 447,749 shares of its common stock to its founders including Ira Tabankin, Charles Sander, Robert Prag, Matt Hayden, Kai Hansen, John Sutton, Steven Moore, Campbell Family Trust, and Aldridge Industries, Inc. In making such issuance, Catcher, Inc. relied on the exemption from registration provided by Section 4(2) of the Securities Act

         On May 4, 2005, immediately prior to the Acquisition, Catcher, Inc. sold to accredited investors at the closing of a private placement offering 162,013 Units at $27.78 per Unit for an aggregate purchase price of $4,500,721. In making such sale, Catcher, Inc. relied on the exemption from registration provided by Section 506 of Regulation D promulgated under the Securities Act. Each Unit was comprised of (i) 2 shares of common stock, $.001 par value, of Catcher for an aggregate of 324,026 shares of common stock, (ii) a Series A Warrant entitling the holder to purchase one share of common stock of Catcher at $20.84 per share exercisable for a period of five years, and (iii) a Series B Warrant entitling the holder to purchase one share of common stock at $27.78 per share for a period of five years.

         On May 4, 2005, in connection with the Acquisition, the Company issued 34,911,900 shares of its common stock, 733,778 shares of its Series A Preferred Stock, and Series A and Series B warrants to purchase an aggregate of 32,402,600 shares of its common stock to the holders of common stock of Catcher, Inc.

         On May 4, 2005, $71,975 of aggregated principal balances of unpaid convertible notes plus accrued interest were converted into 1,544,524 shares of common stock.

         On June 24, 2005, the Company issued to Stan Blackburn a warrant to purchase 20,000 shares of its common stock, at an exercise price of $3.74 and issued to Jeff Gilford a warrant purchase 65,000 shares of its common stock at an exercise price of $3.74, in each case, in connection for providing consulting services pursuant to the Services Agreement, dated as of May 6, 2005, by and between the Company and BlackFord Partners, Inc.


         On June 24, 2005, the Company granted to Jeff Gilford options to purchase 918,000 shares of its common stock at an exercise price of $3.74 vesting over three years in three separate tranches, pursuant to the Employment Agreement, effective as of June 16, 2005, by and between the Company and Mr. Gilford. The Company intends to file a registration statement on Form S-8 to register the issuance of shares upon exercise of the option.

         From October 21 through October 27, 2005, a total of 22 investors holding Series A warrants to purchase shares of the Company's Common Stock made a partial exercise of such Series A warrants, purchasing an aggregate of approximately 1,108,000 shares of the Company's Common Stock in exchange for aggregate proceeds to the Company of approximately $1.66 million. The Series A warrants were originally issued in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D thereof in that the issuance of the warrants did not involve a public offering. Each of the holders of the warrants represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the warrants and the shares underlying the warrants for its own account for investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

      EXHIBITS

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBIT
         ------            ----------------------

         3.1. Certified copy of the Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Form 8-K dated June 23, 2005 filed with the SEC on June 28, 2005.

         3.2               Bylaws of the Registrant incorporated by reference to
                           Exhibit 2.2 of the Form 10-SB filed with the SEC on May 29, 2003, as amended by Amendment No. 1 to the Bylaws of the Registrant incorporated by reference to
                           Exhibit 3.2 to the Form 8K dated July 29, 2005 and filed with the SEC on August 1, 2005.

         4.1 Form of Series A Warrant issued to investors incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         4.2 Form of Series B Warrant issued to investors incorporated by reference to Exhibit 4.2 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         4.3 Form of Warrant issued to Stan Blackburn incorporated by reference to Exhibit 4.1 to the Form 8-K dated June 23, 2005 filed with the SEC on June 28, 2005.


         4.4 Form of Warrant issued to Jeff Gilford incorporated by reference to Exhibit 4.2 to the Form 8-K dated June 23, 2005 filed with the SEC on June 28, 2005.

         5.1 Opinion of Morrison & Foerster LLP. (To be filed by amendment)


         10.1 Form of Preferred Stock Purchase Agreement, dated as of May 4, 2005, by and among the Company, Catcher and the preferred stockholders of Catcher incorporated by reference to Exhibit 10.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         10.2 Form of Stock Purchase Agreement, dated as of May 4, 2005, by and among the Company and the founders holding common stock of Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         10.3 Form of Stock Purchase Agreement, dated as of May 4, 2005, by and among the Company and the private investors in Catcher holding common stock of Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         10.4 Form of Registration Rights Agreement, dated as of May 4, 2005, by and among the Company and the persons listed as signatories thereto incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         10.5 Employment Agreement, between Jeff Gilford and Catcher, Inc., the Registrant's subsidiary incorporated by reference to Exhibit 10.1 to the Form 8-K dated June 23, 2005 and filed with the SEC on June 28, 2005.

         10.6 Services Agreement, dated as of May 6, 2005, between the Registrant and BlackFord Partners Inc., as amended by the Amendment dated June 24, 2005 incorporated by reference to Exhibit 10.2 to the Form 8-K dated June 23, 2005 and filed with the SEC on June 28, 2005.

         10.7 Consulting Agreement, effective as of April 21, 2005, by and between The Del Mar Consulting Group, Inc. and Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         10.8 Consulting Agreement, dated as of May 1, 2005, by and between Hayden Communications, Inc. and Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         10.9 Consulting Agreement, effective as of April 21, 2005, by and between Kai Hansen and Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.


         10.10 Teaming Agreement with Project Performance Corporation dated March 29, 2005 incorporated by reference to Exhibit 4.1 to the Form 8- K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

         10.11 Employment Agreement, effective as of April 21, 2005, by and between Catcher and Charles Sander.


         10.12 Employment Agreement, effective as of April 21, 2005, by and between Catcher and Ira Tabankin.


         10.13 Employment Agreement, effective as of April 21, 2005, by and between Catcher and John Sutton.

         10.14 Employment Agreement Amendment Letter, dated July 29, 2005, regarding Ira Tabankin incorporated by reference to Exhibit 10.1 to the Form 8-K dated July 29, 2005 and filed with the SEC on on August 1, 2005.

         10.15 Employment Agreement Amendment Letter, dated July 29, 2005, regarding Charles Sander incorporated by reference to Exhibit 10.2 to the Form 8-K dated July 29, 2005 and filed with the SEC on August 1, 2005.

         10.16 Employment Agreement Amendment Letter, dated July 29, 2005, regarding John Sutton incorporated by reference to Exhibit 10.3 to the Form 8-K dated July 29, 2005 and filed with the SEC on August 1, 2005.

         10.17 Asset Purchase Agreement, dated as of April 21, 2005, by and between LCM Technologies, Inc. and Catcher, Inc.

         10.18 Software License Agreement, dated as of September 27, 2005 by and between Innerwall, Inc. and Catcher, Inc., incorporated by reference to Exhibit 10.1 to the Form 8-K dated September 27, 2005 and filed with the SEC on October 3, 2005.*

         10.19 Catcher(TM) Device Finder's Agreement, dated as of September 27, 2005 by and between Innerwall, Inc. and Catcher, Inc., incorporated by reference to Exhibit
                           10.2 to the Form 8-K dated September 27, 2005 and filed with the SEC on October 3, 2005.*

         10.20 Enclave(TM) Software Finder's Agreement, dated as of September 27, 2005, by and between Innerwall, Inc. and Catcher, Inc., incorporated by reference to
                           Exhibit 10.3 to the Form 8K dated September 27, 2005 and filed with the SEC on October 3, 2005.*

         10.21 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Form 8-K dated October 27, 2005 and filed with the SEC on October 27, 2005.


         10.22 Form of Stock Option Agreement under 2005 Stock Incentive Plan, incorporated by reference to Exhibit
                           10.2 to the Form 8-K dated October 27, 2005 and filed with the SEC on October 27, 2005.

         10.23 Description of Non-Employee Director Cash Compensation Terms, incorporated by reference to
                           Exhibit 10.3 to the Form 8-K dated October 27, 2005 and filed with the SEC on October 27, 2005.

         10.24 Stock Option Agreement with Jeff Gilford, incorporated by reference to Exhibit 10.4 to the Form 8-K dated October 27, 2005 and filed with the SEC on October 27, 2005.

         10.25 Manufacturing Agreement, dated as of November 22, 2005, by and between Catcher, Inc. and Key Tronic Corporation. (To be filed by amendment)

         14.1              Code of Ethics incorporated by reference to Exhibit
                           14.1 to the Form 8-K dated June 23, 2005 and filed with the SEC on June 28, 2005.


         21.1              Catcher, Inc., a Delaware corporation.

         23.1              Consent of Vitale, Caturano & Company, Ltd.


         23.2              Consent of Morrison & Foerster LLP (included in
                           Exhibit 5.1 above).

         24.1              Power of Attorney (Included on the signature page).

           --------------------

           * The Registrant has requested confidential treatment with respect to the referenced exhibits.

                                  UNDERTAKINGS

         The undersigned small business issuer hereby undertakes to:

         (1) For determining any liability under the Securities Act of 1933, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1), or
(4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the SEC declared it effective.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

         The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Loudon County, Virginia, on the 23rd day of November, 2005.


                                    CATCHER HOLDINGS, INC.


                                    By: /s/ Charles Sander
                                        ---------------------------------------
                                        Charles Sander,Chief Executive Officer


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Sander and Jeff Gilford, and each of them acting individually, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                              TITLE                                 DATE
               ---------                                              -----                                 ----

  /s/ Charles Sander                              Chief Executive Officer, President and
--------------------------------------------      Director  (Principal Executive Officer)            November 23, 2005
Charles Sander

  /s/ Jeff Gilford                                Chief Financial Officer  (Principal
--------------------------------------------      Financial and Accounting Officer)                  November 23, 2005
Jeff Gilford

  /s/ Ira Tabankin
--------------------------------------------
Ira Tabankin                                      Secretary and Director                             November 23, 2005

  /s/ Harry L. Casari
--------------------------------------------
Harry Casari                                      Director                                           November 23, 2005


--------------------------------------------
Rear Admiral (Retired) Cathal Flynn               Director                                           November 23, 2005


--------------------------------------------
H. Clayton Foushee, Jr.                           Director                                           November 23, 2005